                                                        Execution Copy

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                 MOHEGAN TRIBAL GAMING AUTHORITY
                             ISSUER






                          $175,000,000

                      Series A and Series B
                  Senior Secured Notes due 2002


                  _____________________________

                            INDENTURE

                 Dated as of September 29, 1995
                        _________________


            Mohegan Tribal Gaming Authority of the
            Mohegan Tribe of Indians of Connecticut


             Mohegan Tribe of Indians of Connecticut


                       First Fidelity Bank

                             Trustee



- -C- COPYRIGHT 1995 BY THE MOHEGAN TRIBAL GAMING AUTHORITY, TRADING COVE ASSOCIATES AND SUN INTERNATIONAL HOTELS LIMITED. REPRODUCTION OF THE MATERIAL HEREIN OR SUBSTANTIAL QUOTATION OF ITS PROVISIONS WITHOUT PERMISSION VIOLATES THE COPYRIGHT LAWS OF THE UNITED STATES AND WILL BE SUBJECT TO LEGAL PROSECUTION.

 WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS.

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

                     CROSS-REFERENCE TABLE*

TRUST INDENTURE
ACT SECTION                           INDENTURE SECTION

310 (a)(1). . . . . . . . . . . . . . . . . . . .  7.10
    (a)(2). . . . . . . . . . . . . . . . . . . .  7.10
    (a)(3). . . . . . . . . . . . . . . . . . . .  N.A.
    (a)(4). . . . . . . . . . . . . . . . . . . .  N.A.
    (a)(5). . . . . . . . . . . . . . . . . . . .  7.10
    (b) . . . . . . . . . . . . . . . . . . . . .  7.10
    (c) . . . . . . . . . . . . . . . . . . . . .  N.A.
311 (a) . . . . . . . . . . . . . . . . . . . . .  7.11
    (b) . . . . . . . . . . . . . . . . . . . . .  7.11
    (c) . . . . . . . . . . . . . . . . . . . . .  N.A.
312 (a) . . . . . . . . . . . . . . . . . . . . .  2.05
    (b) . . . . . . . . . . . . . . . . . . . . . 11.03
    (c) . . . . . . . . . . . . . . . . . . . . . 11.03
313 (a) . . . . . . . . . . . . . . . . . . . . .  7.06
    (b)(1). . . . . . . . . . . . . . . . . . . . 10.03
    (b)(2). . . . . . . . . . . . . . . . . . . .  7.07
    (c) . . . . . . . . . . . . . . . . . . . . .  7.06
    . . . . . . . . . . . . . . . . . . . . . . . 11.02
    (d) . . . . . . . . . . . . . . . . . . . . .  7.06
314 (a) . . . . . . . . . . . . . . . . . . . . .  4.03
    . . . . . . . . . . . . . . . . . . . . . . . 11.02
    (b) . . . . . . . . . . . . . . . . . . . . . 10.02
    (c)(1). . . . . . . . . . . . . . . . . . . . 11.04
    (c)(2). . . . . . . . . . . . . . . . . . . . 11.04
    (c)(3). . . . . . . . . . . . . . . . . . . .  N.A.
    (d) . . . . . . . . . . . . . . . . . . . . . 10.03
    . . . . . . . . . . . . . . . . . . . . . . . 10.04
    . . . . . . . . . . . . . . . . . . . . . . . 10.05
    (e) . . . . . . . . . . . . . . . . . . . . . 11.05
    (f) . . . . . . . . . . . . . . . . . . . . .  N.A.
315 (a) . . . . . . . . . . . . . . . . . . . . .  7.01
    (b) . . . . . . . . . . . . . . . . . . . . .  7.05
    . . . . . . . . . . . . . . . . . . . . . . . 11.02
    (c) . . . . . . . . . . . . . . . . . . . . .  7.01
    (d) . . . . . . . . . . . . . . . . . . . . .  7.01
    (e) . . . . . . . . . . . . . . . . . . . . .  6.11
316 (a)(last sentence). . . . . . . . . . . . . .  2.09
    (a)(1)(A) . . . . . . . . . . . . . . . . . .  6.05
    (a)(1)(B) . . . . . . . . . . . . . . . . . .  6.04
    (a)(2). . . . . . . . . . . . . . . . . . . .  N.A.
    (b) . . . . . . . . . . . . . . . . . . . . .  6.07
    (c) . . . . . . . . . . . . . . . . . . . . .  2.12
317 (a)(1). . . . . . . . . . . . . . . . . . . .  6.08
    (a)(2). . . . . . . . . . . . . . . . . . . .  6.09

    (b) . . . . . . . . . . . . . . . . . . . . .  2.04
318 (a) . . . . . . . . . . . . . . . . . . . . . 11.01
    (b) . . . . . . . . . . . . . . . . . . . . .  N.A.
    (c) . . . . . . . . . . . . . . . . . . . . . 11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                        TABLE OF CONTENTS

                                                            PAGE
                                                            ----

                            ARTICLE 1
           DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . 1
Section 1.01. Definitions . . . . . . . . . . . . . . . . . . . 1
Section 1.02. Other Definitions . . . . . . . . . . . . . . . .17
Section 1.03. Incorporation by Reference of Trust
              Indenture Act . . . . . . . . . . . . . . . . . .17
Section 1.04. Rules of Construction . . . . . . . . . . . . . .18

                            ARTICLE 2
                            THE NOTES . . . . . . . . . . . . .18
Section 2.01. Form and Dating . . . . . . . . . . . . . . . . .18
Section 2.02. Execution and Authentication. . . . . . . . . . .19
Section 2.03. Registrar and Paying Agent. . . . . . . . . . . .20
Section 2.04. Paying Agent to Hold Money in Trust . . . . . . .20
Section 2.05. Holder Lists. . . . . . . . . . . . . . . . . . .21
Section 2.06. Transfer and Exchange . . . . . . . . . . . . . .21
Section 2.07. Replacement Notes . . . . . . . . . . . . . . . .27
Section 2.08. Outstanding Notes . . . . . . . . . . . . . . . .28
Section 2.09. Treasury Notes. . . . . . . . . . . . . . . . . .28
Section 2.10. Temporary Notes . . . . . . . . . . . . . . . . .28
Section 2.11. Cancellation. . . . . . . . . . . . . . . . . . .29
Section 2.12. Defaulted Interest. . . . . . . . . . . . . . . .29
Section 2.13. Record Date . . . . . . . . . . . . . . . . . . .29

                            ARTICLE 3
                OFFERS TO PURCHASE OR REDEMPTION. . . . . . . .29
Section 3.01. Notices to Trustee. . . . . . . . . . . . . . . .29
Section 3.02. Selection of Notes to Be Purchased or Redeemed. .30
Section 3.03. Notice of Redemption. . . . . . . . . . . . . . .31
Section 3.04. Effect of Notice of Redemption. . . . . . . . . .31
Section 3.05. Deposit of Purchase or Redemption Price . . . . .31
Section 3.06. Notes Purchased or Redeemed in Part . . . . . . .32
Section 3.07. Optional Redemption . . . . . . . . . . . . . . .32
Section 3.08. Redemption Pursuant to Gaming Law . . . . . . . .32
Section 3.09. Mandatory Redemption. . . . . . . . . . . . . . .33
Section 3.10. Repurchase Offers . . . . . . . . . . . . . . . .33



                            ARTICLE 4
                            COVENANTS . . . . . . . . . . . . .35
Section 4.01. Payment of Notes. . . . . . . . . . . . . . . . .35
Section 4.02. Maintenance of Office or Agency . . . . . . . . .35
Section 4.03. Reports . . . . . . . . . . . . . . . . . . . . .36
Section 4.04. Compliance Certificate. . . . . . . . . . . . . .37
Section 4.05. Taxes . . . . . . . . . . . . . . . . . . . . . .37
Section 4.06. Stay, Extension and Usury Laws. . . . . . . . . .38
Section 4.07. Restricted Payments . . . . . . . . . . . . . . .38

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Section 4.08. Mandatory Cash Maintenance Account. . . . . . . .40
Section 4.09. Limitations on Incurrence of Indebtedness . . . .41
Section 4.10. Asset Sales . . . . . . . . . . . . . . . . . . .42
Section 4.11. Event of Loss . . . . . . . . . . . . . . . . . .43
Section 4.12. Transactions with Affiliates. . . . . . . . . . .44
Section 4.13. Liens . . . . . . . . . . . . . . . . . . . . . .45
Section 4.14. Line of Business. . . . . . . . . . . . . . . . .45
Section 4.15. Governmental Existence. . . . . . . . . . . . . .45
Section 4.16. Offer to Repurchase Upon Change of Control. . . .45
Section 4.17. Registration Rights . . . . . . . . . . . . . . .45
Section 4.18. Use of Proceeds . . . . . . . . . . . . . . . . .46
Section 4.19. Disbursement and Escrow Agreement . . . . . . . .46
Section 4.20. Gaming Licenses.. . . . . . . . . . . . . . . . .47
Section 4.21. Construction. . . . . . . . . . . . . . . . . . .47
Section 4.22. Maintenance of Insurance. . . . . . . . . . . . .47
Section 4.23. Limitation on Status as Investment Company. . . .48
Section 4.24. Collateral Documents. . . . . . . . . . . . . . .48
Section 4.25. Further Assurances. . . . . . . . . . . . . . . .49
Section 4.26. Interest and Excess Cash Flow Account . . . . . .49
Section 4.27. Restrictions on Leasing and Dedication
              of Property . . . . . . . . . . . . . . . . . . .49
Section 4.28. Excess Cash Purchase Offer. . . . . . . . . . . .50
Section 4.29. Ownership Interests in the Authority. . . . . . .51
Section 4.30. Limitation of Creation of Subsidiaries. . . . . .51

                            ARTICLE 5
                           SUCCESSORS . . . . . . . . . . . . .52
Section 5.01. Liquidation or Dissolution. . . . . . . . . . . .52

                            ARTICLE 6
                      DEFAULTS AND REMEDIES . . . . . . . . . .52
Section 6.01. Events of Default . . . . . . . . . . . . . . . .52
Section 6.02. Acceleration. . . . . . . . . . . . . . . . . . .54
Section 6.03. Other Remedies. . . . . . . . . . . . . . . . . .55
Section 6.04. Waiver of Past Defaults . . . . . . . . . . . . .55
Section 6.05. Control by Majority . . . . . . . . . . . . . . .55
Section 6.06. Limitation on Suits . . . . . . . . . . . . . . .56
Section 6.07. Rights of Holders of Notes to Receive Payment . .56
Section 6.08. Collection Suit by Trustee. . . . . . . . . . . .56
Section 6.09. Trustee May File Proofs of Claim. . . . . . . . .56
Section 6.10. Priorities. . . . . . . . . . . . . . . . . . . .57
Section 6.11. Undertaking for Costs . . . . . . . . . . . . . .57
Section 6.12. Management of Casinos . . . . . . . . . . . . . .58

                            ARTICLE 7
                             TRUSTEE. . . . . . . . . . . . . .58
Section 7.01. Duties of Trustee . . . . . . . . . . . . . . . .58
Section 7.02. Rights of Trustee . . . . . . . . . . . . . . . .59
Section 7.03. Individual Rights of Trustee. . . . . . . . . . .60
Section 7.04. Trustee's Disclaimer. . . . . . . . . . . . . . .60
Section 7.05. Notices of Defaults . . . . . . . . . . . . . . .60

Section 7.06. Reports by Trustee to Holders of the Notes. . . .60
Section 7.07. Compensation and Indemnity. . . . . . . . . . . .61
Section 7.08. Replacement of Trustee. . . . . . . . . . . . . .62
Section 7.09. Successor Trustee by Merger, etc. . . . . . . . .63
Section 7.10. Eligibility; Disqualification . . . . . . . . . .63
Section 7.11. Preferential Collection of Claims
              Against Company . . . . . . . . . . . . . . . . .64

                            ARTICLE 8
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . 64
Section 8.01. Option to Effect Legal Defeasance
              or Covenant Defeasance. . . . . . . . . . . . . .64
Section 8.02. Legal Defeasance and Discharge. . . . . . . . . .64
Section 8.03. Covenant Defeasance . . . . . . . . . . . . . . .65
Section 8.04. Conditions to Legal or Covenant Defeasance. . . .65
Section 8.05. Deposited Money and Government Securities to be
              Held in Trust; Other Miscellaneous Provisions . .67
Section 8.06. Repayment to Authority. . . . . . . . . . . . . .67
Section 8.07. Reinstatement . . . . . . . . . . . . . . . . . .68
Section 8.08. Note Collateral . . . . . . . . . . . . . . . . .68

                            ARTICLE 9
                AMENDMENT, SUPPLEMENT AND WAIVER. . . . . . . .68
Section 9.01. Without Consent of Holders of Notes . . . . . . .68
Section 9.02. With Consent of Holders of Notes. . . . . . . . .69
Section 9.03. Compliance with Trust Indenture Act . . . . . . .70
Section 9.04. Revocation and Effect of Consents . . . . . . . .71
Section 9.05. Notation on or Exchange of Notes. . . . . . . . .71
Section 9.06. Trustee to Sign Amendments, etc . . . . . . . . .71

                           ARTICLE 10
                     COLLATERAL AND SECURITY. . . . . . . . . .71
Section 10.01. Security . . . . . . . . . . . . . . . . . . . .71
Section 10.02. Recording and Opinions . . . . . . . . . . . . .72
Section 10.03. Release of Note Collateral . . . . . . . . . . .73
Section 10.04. Protection of the Trust Estate . . . . . . . . .74
Section 10.05. Certificates of the Authority. . . . . . . . . .75
Section 10.06. Certificates of the Trustee. . . . . . . . . . .75
Section 10.07. Authorization of Actions to Be Taken
               by the Trustee Under the Collateral Documents. .75
Section 10.08. Authorization of Receipt of Funds by
               the Trustee Under the Collateral Documents . . .76
Section 10.09. Termination of Security Interest . . . . . . . .76
Section 10.10. Cooperation of Trustee . . . . . . . . . . . . .76
Section 10.11. Collateral Agent . . . . . . . . . . . . . . . .77
Section 10.12. Cash Funds Pledge. . . . . . . . . . . . . . . .77

                           ARTICLE 11
                     COVENANTS OF THE TRIBE . . . . . . . . . .78
Section 11.01. Covenants of the Tribe . . . . . . . . . . . . .78

                           ARTICLE 12
                          MISCELLANEOUS . . . . . . . . . . . .80
Section 12.01. Trust Indenture Act Controls . . . . . . . . . .80
Section 12.02. Notices. . . . . . . . . . . . . . . . . . . . .81
Section 12.03. Communication by Holders of Notes with
               Other Holders of Notes . . . . . . . . . . . . .82
Section 12.04. Certificate and Opinion as to Conditions
               Precedent. . . . . . . . . . . . . . . . . . . .83
Section 12.05. Statements Required in Certificate or Opinion. .83

Section 12.06. Rules by Trustee and Agents. . . . . . . . . . .83
Section 12.07. Dispute Resolution and Consent to Suit . . . . .83
Section 12.08. No Personal Liability of Directors,
               Officers, Employees and Stockholders . . . . . .85
Section 12.09. Governing Law. . . . . . . . . . . . . . . . . .86
Section 12.10. No Adverse Interpretation of Other Agreements. .86
Section 12.11. Successors . . . . . . . . . . . . . . . . . . .86
Section 12.12. Severability . . . . . . . . . . . . . . . . . .86
Section 12.13. Counterpart Originals. . . . . . . . . . . . . .86
Section 12.14. Table of Contents, Headings, Etc . . . . . . . .86

                            EXHIBITS


Exhibit A-1  Form of Senior Secured Note (Series A)
        A-2  Form of Senior Secured Note (Series B)

Exhibit B    Certificate to be delivered upon exchange or registration
             of transfer of Notes

     INDENTURE dated as of September 29, 1995 among the Mohegan Tribal Gaming Authority of the Mohegan Tribe of Indians of Connecticut (the "Authority"), First Fidelity Bank, as trustee (the "Trustee"), and the Mohegan Tribe of Indians of Connecticut (the "Tribe") for the limited purposes stated in Articles 11 and 12 hereof and Section 4.29.

     This Indenture is entered into on reliance of the provisions of Article XIII, Section 3 of the Tribe's Constitution as in effect on the date of this Indenture.

     The Authority, the Trustee and the Tribe (to the limited extent specified herein) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Series A and Series B Senior Secured Notes due 2002 (the "Notes"):


                            ARTICLE 1
                  DEFINITIONS AND INCORPORATION
                          BY REFERENCE


SECTION 1.01. DEFINITIONS.

     "ACCRUAL PERIOD" shall have the meaning specified in paragraph 1 of the Notes.

     "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, PROVIDED, HOWEVER, that for purposes of
Section 4.12 only, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "AGENT" means any Registrar, Paying Agent or co-registrar.

     "ASSET SALE" means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Authority (each referred to in this definition as a "disposition") other than (a) a disposition of inventory or other goods held for sale or disposition in the ordinary course of business, (b) any disposition that is a Restricted Payment permitted under Section 4.07 hereof or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents, (c) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $500,000, (d) any Event of Loss and (e) any lease or sublease permitted as described under Section 4.27 hereof. It is acknowledged that the Authority is prohibited from making an Asset Sale of Key Project Assets.

     "AUTHORITY" means the Mohegan Tribal Gaming Authority together with any subdivision, agency, subunit or Subsidiary thereof and any successor and assignee thereto.

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or tribal law or ordinance for the relief of debtors.

     "BOARD OF DIRECTORS" means, as the context requires, the Management Board of the Authority or any authorized committee of the Management Board of the Authority.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL LEASE OBLIGATION" means, at the time and determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) in the profits or losses of such Person, including, (i) if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or (ii) with respect to the Authority, any interest or participation in the profits or losses of the Authority or its business other than fees paid to the Manager under the Management Agreement, amounts paid to the State of Connecticut under the Compact or the memorandum of understanding thereunder, Cash Flow Participation Interest on the Notes, or any fees for goods and services provided to the Authority in the ordinary course of business and which is measured by revenues or income.

     "CASH AVAILABLE FOR CASH MAINTENANCE ACCOUNT" means, with respect to any period, the Cash Flow of the Authority for such period less (i) Interest Expense of the Authority for such period,
(ii) principal payments on Indebtedness of the Authority made in respect of such period (other than pursuant to an Excess Cash Purchase Offer) and (iii) Minimum Priority Payments to the Tribe for such period; Cash Available for Cash Maintenance Account shall be calculated without any deduction for deposits into the Cash Maintenance Account or deposits in respect of Excess Cash Flow into the Interest and Excess Cash Flow Account.

     "CASH COLLATERAL ACCOUNTS PLEDGE AND SECURITY AGREEMENT" means the Cash Collateral Accounts Pledge Agreement among the Trustee, the Authority and the Manager dated as of the Issuance Date.

     "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within one year after the date of acquisition and (vi) investment funds investing solely in securities of the types described in clauses (ii) - (v) above.

     "CASH FLOW" means, with respect to any Person for any period, the Net Revenue of such Person for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Net Revenue), plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was used in computing such Net Revenue, plus (c) Interest Expense of such Person for such period, plus (d) Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing such Net Revenue, in each case, as determined in accordance with GAAP.

     "CASH FLOW PARTICIPATION INTEREST" shall have the meaning specified in paragraph 1 of the Notes.

     "CASH FLOW PARTICIPATION INTEREST ACCRUAL" means, at any time, the total amount of Cash Flow Participation Interest on the Notes accrued and unpaid through and as of such time.

     "CASH MAINTENANCE ACCOUNT" means the cash collateral account required to be established by Sections 4.08 and 10.12.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the Authority ceases to be a wholly-owned unit, instrumentality or subdivision of the government of the Tribe, (ii) the Authority ceases to have the exclusive legal right to operate gaming operations of the Tribe, (iii) the Authority fails to retain in full force and effect at all times all material governmental consents, permits or legal rights necessary for the operation of the Resort and such failure continues for a period of 90 consecutive days, (iv) TCA or any other entity in which Sun International owns, directly or indirectly, at least 50% of the Capital Stock ceases to be the Manager of the Resort or fails to hold any material governmental consent or permit required to manage the Resort and such failure continues for a period of 90 consecutive days or (v) Sun International fails to own, directly or indirectly, at least 50% of the Capital Stock of the Manager.

     "COLLATERAL AGENT" means any person appointed by the Trustee as a collateral agent hereunder.

     "COLLATERAL DOCUMENTS" means, collectively, the Leasehold Mortgage, Cash Collateral Accounts Pledge and Security Agreement, Disbursement and Escrow Agreement, Secured Completion Guarantee or any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Note Collateral.

     "COMMENCEMENT DATE" shall have the meaning specified in paragraph 1 of the Notes.

     "COMPACT" means the tribal-state Compact entered into between the Tribe and the State of Connecticut pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 ET SEQ. as the same may, from time to time, be amended, or such other Compact as may be substituted therefor.

     "COMPLETED" means, with respect to the Resort, the first time that (i) all Liens (other than Permitted Liens or Liens which relate to Disputed Amounts (as defined in the Secured Completion Guarantee) guaranteed by the Guarantor (as defined in the Secured Completion Guarantee) under Section 2.5 of the Secured Completion Guarantee) relating to the construction of the Resort have been paid, (ii) the general contractor and the project architect for the Resort, or an independent construction expert appointed by the Guarantor and acceptable to the Trustee, shall have delivered a certificate to the Trustee certifying that the Resort is complete in all material respects in accordance with the Plans therefor and in compliance with all applicable laws, ordinances and regulations (including gaming laws, ordinances and the Compact requirements) with respect to the physical structure, health and safety, environmental and hazardous materials, fire, equipment, security and physical operating (gaming and other) requirements of the Resort, and (iii) the Resort is in a condition (including installation of furnishings, fixtures and equipment sufficient for the Minimum Facilities and provision of adequate initial operating capital) including all operating supplies, sufficient coin for the slot machines, sufficient operating cash for the other games and trained employees (or sufficient funds to hire and train such employees) so that the Resort is fit to receive guests in the ordinary course of business.

     "CONSTRUCTION BUDGET" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction, equipping and opening of the Project, as such schedules are delivered to the Disbursement Agent and Escrow Agent as of the Issuance Date and as amended from time to time in accordance with the Disbursement and Escrow Agreement.

     "CONTINUING PAYMENT DEFAULT NOTICE" means a written statement (a "Payment Default Notice") signed by the Authority or by the Trustee or by Holders of at least 25% in principal amount of the then outstanding Notes and received by the Trustee, to the effect that a Payment Default has occurred and is continuing; such Payment Default Notice shall cease to be a Continuing Payment Default Notice when the Trustee subsequently receives either (i) a written statement, signed by the Person or Persons that signed such Payment Default Notice or by Holders of at least 25% in principal amount of the then outstanding Notes or by the Trustee, to the effect that such Payment Default has been cured by payment in cash of the full amount due or (ii) a certified copy of a final and nonappealable order of the Gaming Disputes Court or other court of competent jurisdiction, finding and declaring that such Payment Default either did not occur or has been cured by payment in cash of the full amount due and that such Payment Default Notice has expired.

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Tribe or the Authority.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DEFERRED SUBORDINATED INTEREST" means any interest on Subordinated Indebtedness that is not currently payable in cash or that is not permitted to be paid in cash under the governing agreements, including any amortization of original issue discount.

     "DEFINITIVE NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

     "DEPOSITORY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "DEPRECIATION AND AMORTIZATION EXPENSE" means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash charges (excluding any noncash item that represents an accrual, reserve or amortization of a cash expenditure for a future period and excluding non cash Interest Expense) of such Person for such period as defined in accordance with GAAP.

     "DEVELOPMENT AND CONSTRUCTION AGREEMENT" means the Gaming
Facility Construction and Development Agreement between the Tribe and the Manager, substantially in the form delivered to the Trustee on the Issuance Date.

     "DISBURSEMENT AND ESCROW AGREEMENT" means the Disbursement and Escrow Agreement among the Authority, the Trustee, First Fidelity Bank, as Escrow Agent, the Manager, Sun International, and Chicago Title Insurance Company, Disbursement Agent, substantially in the form delivered to the Trustee on the Issuance Date.

     "DOLLARS" and "$" mean lawful money of the United States of America.

     "ELIGIBLE INSTITUTION" means (a) the Trustee, (b) an affiliate of the Trustee or (c) a commercial banking institution that is federally chartered or organized under the laws of the State of Connecticut, is not affiliated with or chartered by the Tribe, has combined capital and surplus in excess of $500 million, conducts banking operations in the State of Connecticut, and whose debt is rated "A" (or higher) according to Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ESCROW ACCOUNT" shall have the meaning set forth in the Disbursement and Escrow Agreement.

     "ESCROW AGENT" shall have the meaning set forth in the Disbursement and Escrow Agreement.

     "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:
(A) any loss, destruction or damage of such property or asset; (B) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (C) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (D) any settlement in lieu of clause (B) or (C) above.

     "EXCESS CASH FLOW" means, with respect to any period, an amount equal to the Cash Flow of the Authority for such period, less (i) all Management Fees accrued for such period (whether or not distributed), (ii) principal payments on Indebtedness of the Authority during such period (other than principal payments (a) pursuant to an Excess Cash Purchase Offer or (b) which are funded from the proceeds of Indebtedness permitted to be incurred under the Indenture or (c) on the Working Capital Financing that do not permanently reduce Indebtedness under the Working Capital Financing), (iii) the Authority's share of deposits into the Replacement Reserve Account (but not more than $1.8 million per fiscal year) commencing with the first full fiscal year after the commencement of operations of the Resort, (iv) all other capital expenditures not funded from the Replacement Reserve Account or from the proceeds of Indebtedness permitted to be incurred under the Indenture (but not more than $5.0 million per fiscal year), (v) any amounts set aside in the Cash Maintenance Account for such fiscal period, (vi) Interest Expense of the Authority for such period and (vii) taxes, if any, payable to the federal government or the State of Connecticut.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE OFFER" means the registration by the Authority under the Securities Act of the Series B Notes pursuant to a registration statement pursuant to which the Authority is obligated to offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Authority incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Authority, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

     "FIXED CHARGES" means, with respect to any Person for any period, the sum of (a) the Interest Expense of such Person for such period, (b) the Interest Expense of such Person that was capitalized during such period, and (c) to the extent not included above, any Interest Expense on Indebtedness of another Person that is Guaranteed by the referent Person or secured by a lien on assets of the referent Person (whether or not such Guarantee or lien is called upon).

     "FIXED INTEREST" shall have the meaning specified in paragraph 1 of the Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     "GAMING" means any and all activities defined as Class II or Class III Gaming under the IGRA or authorized under the Compact.

     "GAMING DISPUTES COURT" means the Gaming Disputes Court of the Tribe, as established pursuant to Article XIII, Section 2 of the Tribe's Constitution.

     "GAMING ENTERPRISE" means any commercial enterprise of the Authority, including, without limitation, any hotel or hotel resort property, any gaming operation, any restaurant or other entertainment or other commercial enterprise.

     "GAMING FACILITY MANAGEMENT AGREEMENT" means that certain Amended and Restated Gaming Facility Management Agreement between the Tribe and the Manager dated August ___, 1995, which shall be assigned by the Tribe to the Authority on or before the Issuance Date.

     "GAMING LICENSE" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Tribe or the Authority including without limitation, all such licenses granted under the Tribal Gaming Ordinance, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

     "GAMING REGULATORY AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any division of the Authority or any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Tribe or the Authority.

     "GLOBAL NOTE" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit
A-1.

     "GOVERNMENT SECURITIES" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "GROSS REVENUES" means all revenues of any nature derived directly or indirectly by the Authority, including without limitation, gaming revenues, interest earned on bank accounts, food and beverage sales and other rental or receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires) and revenue recorded for promotional allowances, determined in accordance with GAAP consistently applied.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "HOLDER" or "NOTEHOLDER" means a Person in whose name a Note is registered.

     "IGRA" means the Indian Gaming Regulatory Act of 1988,
PL100-497, 25 U.S.C. 2701 ET SEQ. as the same may, from time to time, be amended.

     "INDEBTEDNESS" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, including accrued and unpaid Cash Flow Participation Interest, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property
(including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, or (iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset of the referent Person (whether or not such Indebtedness is assumed by such referent Person).

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Management Board, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Authority and each Affiliate of the Authority.

     "INITIAL PERIOD" shall have the meaning specified in the paragraph 1 of the Notes.

     "INTEREST AND EXCESS CASH FLOW ACCOUNT" means the Interest and Excess Cash Flow Account established under Sections 4.26 and 10.12 hereof.

     "INTEREST EXPENSE" means, with respect to any period, the sum of (a) interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Net Revenue (including, without limitation, Cash Flow Participation Interest on the Notes, amortization of original issue discount and deferred financing fees, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, excluding amortization of deferred financing fees), (b) capitalized interest of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Net Revenue and (c) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "ISSUANCE DATE" means the closing date for the sale and original issuance of the Notes.

     "KEY PROJECT ASSETS" means (i) the Lease and any real property or interest in real property held in trust for the Tribe by the United States, (ii) any improvements to the leasehold estate under the Lease or such real property and (iii) any business records of the Authority or the Tribe.

     "LEASE" means the Land Lease between the Tribe and the Authority, substantially in the form delivered to the Trustee on the Issuance Date, as the same may be amended in accordance with terms hereof and thereof.

     "LEASEHOLD MORTGAGE" means that certain Open-End Construction - Permanent Leasehold Mortgage Deed, Assignment of Leases and Rents and Security Agreement, executed by the Authority to encumber certain property in favor of the Trustee, for the ratable benefit of the Holders of Notes, as the same may be amended in accordance with terms hereof and thereof.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment on the Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday and no interest shall accrue on the interest that was due for the intervening period.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

     "MANAGEMENT AGREEMENT" means the Amended and Restated Gaming
Facility Management Agreement or any successor management agreement thereto.

     "MANAGEMENT BOARD" means the Management Board of the Authority or any authorized committee of the Management Board of the Authority, as applicable.

     "MANAGEMENT COMPANY" or "MANAGER" means TCA or a successor permitted pursuant to this Indenture.

     "MANAGEMENT FEE" means the management fee under the Management
Agreement.

     "MAXIMUM CASH FLOW PARTICIPATION INTEREST" shall have the meaning specified in paragraph 1 of the Notes.

     "MINIMUM FACILITIES" means, with respect to the Resort, at least 2,500 operating slot machines, 150 operating table games, operating restaurants with 1,200 seats, 5,000 usable parking spaces, and all banking, coin, security and other ancillary equipment and facilities necessary to operate the Project on a 24 hour per day, seven days a week basis.

     "MINIMUM PRIORITY PAYMENT" has the meaning set forth in the Management Agreement in effect on the Issuance Date.

     "NET LOSS PROCEEDS" means the aggregate cash proceeds received by the Authority in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees) and any taxes paid or payable as a result thereof.

     "NET PROCEEDS" means the aggregate cash proceeds received by the Authority in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking or brokerage fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the Notes) on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

     "NET RECEIPTS ACCOUNT" means the Depository Account established pursuant to the Management Agreement.

     "NET REVENUE" means the sum of Net Revenue From Gaming
Operations plus Net Revenue From Other Operations.

     "NET REVENUE FROM GAMING OPERATIONS" means Gross Gaming
Revenue (Win) (as defined in the Gaming Facility Management
Agreement) from Class III gaming, less all Class III gaming related Operating Expenses (excluding any Management Fee) determined in accordance with GAAP consistently applied.

     "NET REVENUE FROM OTHER OPERATIONS" means Gross Revenues of the Authority from all sources other than gaming, such as food and beverage, entertainment and retail, less all related Operating Expenses, excluding any related management fee payable to the Manager and less the retail value of Promotional Allowances (as defined in the Management Agreement), plus gross revenues from Class II gaming operations less any Class II gaming related Operating Expenses determined in accordance with GAAP consistently applied and less the following revenues actually received by the Authority and included in Gross Revenues: (i) any gratuities or service charges added to a customer's bill; (ii) any credits or refunds made to customers, guests or patrons; (iii) any sums and credits received by the Authority for lost or damaged merchandise;
(iv) any sales, excise, gross receipt, admission, entertainment, tourist or other taxes or charges (or assessments equivalent thereto, or payments made in lieu thereof) which are received from patrons and passed on to a governmental or quasi-governmental entity; (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets; (vi) any fire and extended coverage insurance proceeds other than for business interruption; (vii) any condemnation awards other than for temporary condemnation; (viii) any proceeds of financing or refinancing; and (ix) any interest on the Replacement Reserve Fund (as defined in the Management Agreement), all determined in accordance with GAAP consistently applied, and 25 U.S.C.
Section 2703(9).

     "NIGC" means the National Indian Gaming Commission.

     "NOTES" means, collectively, the Series A Notes and, when issued under the Exchange Offer, the Series B Notes.

     "NOTE COLLATERAL" means (i) the Escrow Account, the
Replacement Reserve Account, the Cash Maintenance Account, the Net Receipts Account, the Interest and

Excess Cash Flow Account and any and all other accounts at any time identified as Collateral in any Collateral Document, all funds at any time on deposit in any such account, all investments of any such funds and all interest and dividends thereon, and (ii) all other assets, now owned or hereafter acquired, of the Authority defined as Collateral in any Collateral Document or this Indenture, which will initially include the Gross Revenues and other cash referred to in Section 10.12, the leasehold interest and all personal property owned by the Authority with certain exceptions, but shall specifically exclude the land held in trust for the Tribe by the United States, and excluding any real property interest therein, including the buildings, improvements and fixtures thereon, other than the leasehold interest pursuant to the Lease.

     "NOTE CUSTODIAN" means First Fidelity Bank, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "OBLIGATIONS" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFERING" means the Offering of the Notes by the Authority.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person and, in the case of the Authority, shall include members of the Management Board.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Authority by two Officers of the Authority, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Authority that meets the requirements of Section 12.05 hereof.

     "OPERATING" means, with respect to the Resort, the first time that (i) all Gaming Licenses have been granted and have not been revoked or suspended, (ii) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the construction of the Resort have been paid or, if payment is not yet due or if such payment is contested in good faith by the Authority, sufficient funds remain in the Collateral Account to discharge such Liens, (iii) the general contractor and the architect of the Resort shall have delivered a certificate to the Trustee certifying that the Resort is complete in all material respects in accordance with the Plans therefor and all applicable building laws, ordinances and regulations, (iv) the Resort is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, and (v) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at the Resort with respect to at least the Minimum Facilities for such Resort.

     "OPERATING EXPENSES" means all operating expenses of the Authority with respect to any commercial enterprise, determined in accordance with GAAP consistently applied. Operating Expenses shall include, without limitation: (i) all accrued interest expense (whether or not distributed and whether or not deposited, including deposits into the Interest and Excess Cash Flow Account) with respect to the Notes and the Subordinated

Notes; (ii) depreciation and amortization and (iii) any bond premium under this Indenture.

     "OPINION OF COUNSEL" means an opinion from legal counsel, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Authority or the Trustee.

     "OWNERSHIP INTEREST" means, with respect to any Person, Capital Stock of such Person or any interest which carries the right to elect or appoint any members of the Management Board or the Board of Directors or other executive office of such Person.

     "PARI PASSU LIEN" means a Lien on the Note Collateral that ranks PARI PASSU with the Lien of the Trustee for the ratable benefit of the Holders pursuant to any arrangement in form and substance satisfactory to the Trustee that provides that the Trustee, (i) has the sole authority to exercise any remedy or right with respect to the Note Collateral, (ii) shall be required to act in respect of any remedy or right with respect to the Note Collateral or under the Collateral Documents only upon the direction of the holders of a majority of the principal amount of the Indebtedness secured by the Note Collateral, and (iii) does not act as trustee, fiduciary or agent, and shall have no duty to act for the benefit, of any holder of any Indebtedness so secured (other than the Senior Notes).

     "PAYMENT DEFAULT" means (i) any failure to pay when due, any principal, premium or interest on the Notes, whether at stated maturity, upon acceleration, upon redemption or in connection with a Repurchase Offer, in each case, without giving effect to any grace period, or (ii) any failure to deposit any required amounts into the Cash Maintenance Account or in the Interest and Excess Cash Flow Account.

     "PERMITTED INVESTMENTS" means (a) any Investments in Cash
Equivalents; and (b) other Investments in any Person that do not exceed in the aggregate $50,000 at any time outstanding.

     "PERMITTED LIENS" means (i) Liens to secure Indebtedness permitted by the terms of the Indenture under clause (d) of Section
4.09 on the hotel assets or revenues financed by such Indebtedness or on after acquired personal property or intangibles used in connection with such hotel; (ii) Liens in favor of the Tribe representing the ground lessor's interest under the Lease; (iii)
Liens on property existing at the time of acquisition thereof by the Authority, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including capital lease obligations) permitted by clause (c) of the second paragraph of Section 4.09 hereof, covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens securing Indebtedness permitted under Section 4.09(e) provided that such Liens are no more extensive than the Liens securing the Indebtedness so extended, refinanced, renewed, replaced or refunded thereby; (ix) Liens incurred in the ordinary course of business of the Authority with respect to obligations that do not exceed $250,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property and materially impair the use thereof in the operation of business by the Authority; and (x) Pari Passu Liens on the Note Collateral to secure Indebtedness permitted by clause (a) to
Section 4.09. provided, however, it is acknowledged that Permitted Liens will not include any Lien on the land held in trust for the Tribe by the United States or any real property interest therein, including the buildings, improvements and fixtures, other than the leasehold interest pursuant to the Lease, or which will give the holder thereof a proprietary interest in any gaming activity as prohibited by Section 11(b)(2)(A) of IGRA.

     "PERMITTED PROCEED USES" means (i) the funding of interest (including Cash Flow Participation Interest, if any) payments on the Notes, (ii) repurchases of Notes pursuant to an Asset Sale Offer, a Change of Control Offer, an Excess Cash Purchase Offer or an Event of Loss Offer, (iii) Project Costs relating to the Resort in accordance with the Disbursement and Escrow Agreement, and (iv) the repayment of amounts advanced to or paid on behalf of the Tribe or the Authority for (A) any fees and expenses in connection with obtaining and retaining any Gaming Licenses necessary to conduct gaming operations at the Resort, (B) the equipping of the Resort in accordance with the Disbursement and Escrow Agreement, and (C) administrative and operating expenses of the Authority and/or the Tribe necessary to develop, construct, and begin operations at the Resort, including without limitation, pre-opening expenses and initial working capital or bankroll.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PLANS" means all drawings, plans and specifications prepared by or on behalf of the Authority, as the same may be amended or supplemented from time to time, and, if required, submitted to and approved by the appropriate Gaming Regulatory Authorities, which describe and show the Resort and the labor and materials necessary for construction thereof.

     "PRINCIPAL BUSINESS" means the Class II and Class III casino gaming (as such terms are defined in IGRA) and resort business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming and resort business operated by the Authority.

     "PRIOR SEMIANNUAL PERIOD" shall have the meaning specified in paragraph 1 of the Notes.

     "PROJECT" means the Resort.

     "PROJECT COSTS" means, (i) all costs of developing, designing, constructing, equipping and furnishing the Resort, including costs related to land acquisition, professional services, pre-opening costs and initial operating capital, (ii) all start-up and operating costs of the Authority until the Resort becomes Completed, and (iii) all financing fees and expenses, interest payments and any scheduled principal prior to the date the Resort becomes Completed; provided that all Project Costs shall be allocated in accordance with GAAP, consistently applied.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Authority and the other parties named on the signature pages thereof, substantially in the form delivered to the Trustee on the Issuance Date.

     "REPLACEMENT RESERVE ACCOUNT" means a deposit account established, maintained and controlled by the Trustee and designated by the Authority and TCA as the Reserve Account established pursuant to Section 4.12 of the Gaming Facility
Management Agreement.

     "RESORT" means the multi-amenity gaming and entertainment resort proposed to be constructed in Montville, Connecticut as described in the Authority's Offering Memorandum dated September ___, 1995, as set forth in the Plans, as the Plans may be amended pursuant to this Indenture and the Collateral Documents, but excluding (i) any obsolete personal property or real property improvement determined by the Authority to be no longer useful or necessary to the operations or support of the Resort (other than Key Project Assets) and (ii) any equipment leased from a third party in the ordinary course of business.

     "RESORT SUPPORT ENTITY" means any Person who provides goods or services to the Resort or whose operations are ancillary to, in support of, or useful to the operations of the Resort.

     "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

     "SEC" means the Securities and Exchange Commission.

     "SECURED COMPLETION GUARANTEE" means the completion guarantee of Sun International substantially in the form delivered to the Trustee on the Issuance Date.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SEMIANNUAL PERIOD" shall have the meaning specified in paragraph 1 of the Notes.

     "SERIES A NOTES" means the Authority's Series A Senior Secured Notes due November 15, 2002 to be issued pursuant to this Indenture.

     "SERIES B NOTES" means the Authority's Series B Senior Secured Notes due November 15, 2002 to be issued pursuant to this Indenture in the Exchange Offer.

     "SUBORDINATED INDEBTEDNESS" means the Indebtedness evidenced by the Subordinated Notes and any other Indebtedness of the Authority which is expressly by its terms subordinated in right of payment to the Notes.

     "SUBORDINATED NOTES" means the Subordinated Notes due 2003 issued by the Authority pursuant to the Note Purchase Agreement dated as of the Issuance Date between the Authority and Sun
International.

     "SUBSIDIARY" means (i) any instrumentality or subdivision or subunit of the Authority that has a separate legal existence or status or whose property and assets would not be bound by the terms of this Indenture or the Collateral Documents or (ii) with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. The Tribe and any other instrumentality of the Tribe that is not also an instrumentality of the Authority shall not be a Subsidiary of the Authority.

     "SUN INTERNATIONAL" means Sun International Hotels Limited, a Bahamian corporation or any of its affiliates.

     "TCA" means Trading Cove Associates, a Connecticut general partnership.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "TRANSFER RESTRICTED SECURITIES" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

     "TRIBAL GAMING ORDINANCE" means the ordinance and any amendments thereto, and all related or implementing ordinances, including without limitation, the Gaming Authority Ordinance enacted on July 15, 1995, which are enacted by the Tribe to authorize and regulate gaming pursuant to IGRA.

     "TRIBE" means the Mohegan Tribe of Indians of Connecticut, a sovereign tribe recognized by the United State of America pursuant to 25 C.F.R. Section 83.

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing
(a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years
(calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness, as the case may be.

SECTION 1.02.  OTHER DEFINITIONS.

                                                       Defined in
Term                                                   Section
- ----                                                   ------------

"Affiliate Transaction" . . . . . . . . . . . . . . . . . . . .4.12
"Asset Sale Offer". . . . . . . . . . . . . . . . . . . . . . .4.10
"Blockage Period" . . . . . . . . . . . . . . . . . . . . . . .4.07
"Cash Collateral Account" . . . . . . . . . . . . . . . . . . 10.12
"Change of Control Offer" . . . . . . . . . . . . . . . . . . .4.16
"Change of Control Payment" . . . . . . . . . . . . . . . . . .4.16
"Covenant Defeasance" . . . . . . . . . . . . . . . . . . . . .8.03
"Event of Default". . . . . . . . . . . . . . . . . . . . . . .6.01
"Event of Loss Offer" . . . . . . . . . . . . . . . . . . . . .4.11
"Excess Loss Proceeds". . . . . . . . . . . . . . . . . . . . .4.11
"Excess Proceeds" . . . . . . . . . . . . . . . . . . . . . . .4.10
"Excess Cash Purchase Amount" . . . . . . . . . . . . . . . . .4.28
"Excess Cash Purchase Offer". . . . . . . . . . . . . . . . . .4.28
"Incur" . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.09
"Lease Transaction" . . . . . . . . . . . . . . . . . . . . . .4.27
"Legal Defeasance". . . . . . . . . . . . . . . . . . . . . . .8.02
"Offer Amount". . . . . . . . . . . . . . . . . . . . . . . . .3.10
"Offer Period". . . . . . . . . . . . . . . . . . . . . . . . .3.10
"Paying Agent". . . . . . . . . . . . . . . . . . . . . . . . .2.03
"Payment Blockage Notice" . . . . . . . . . . . . . . . . . . .4.07
"Payment Cross Default" . . . . . . . . . . . . . . . . . . . .6.01
"Purchase Date" . . . . . . . . . . . . . . . . . . . . . . . .3.10
"Refinancing Indebtedness". . . . . . . . . . . . . . . . . . .4.09
"Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . .2.03
"Repurchase Offer". . . . . . . . . . . . . . . . . . . . . . .3.10
"Restricted Payments" . . . . . . . . . . . . . . . . . . . . .4.07

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
Trustee;

     "OBLIGOR" on the Notes means the Authority, and any successor obligor upon the Notes as the case may be.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and any accounting term with respect to any Person shall be determined on a consolidated or combined basis of such Person and all of its Subsidiaries, in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions;

     (6) references to sections of or rules under the Securities
Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

     (7) the term "redeem" and the correlative terms "redemption" and "redeemed" shall not include any Repurchase Offer; and

     (8) unless otherwise expressly provided, the term "interest" shall include all Fixed Interest, Cash Flow Participation Interest or Liquidated Damages, if any.


                            ARTICLE 2
                            THE NOTES


SECTION 2.01. FORM AND DATING.

     The Series A Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto which is incorporated in and made a part of this Indenture. Subject to Section 2.07 hereof, the Series A Notes shall be in an aggregate principal amount of $175,000,000; PROVIDED, that in the event Series B Notes are issued hereunder pursuant to the Exchange Offer, the principal amount of Series A Notes shall be reduced by the principal amount of Series B Notes so issued. The Series B Notes, when and if issued, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-2 hereto which is incorporated in and made a part of this Indenture. Subject to Section 2.07 hereof, the Series B Notes shall be in a principal amount of $175,000,000 LESS the principal amount of Series A Notes that are not exchanged for Series B Notes in the Exchange Offer. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Authority is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Authority and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Tribe expressly agrees to the terms and conditions of Section 4.29 and Articles 11 and 12 and to be bound thereby.

     The Series A Notes will initially be issued in global form, substantially in the form of Exhibit A-1 (including footnotes 1 and 2, thereto), except for those Series A Notes that will be issued in definitive form in the name of various institutional accredited investors. The Series B Notes also will initially be issued in global form, substantially in the form of Exhibit A-2 (including footnotes 1 and 2, thereto), except for those Series B Notes that will be issued in definitive form in the name of various institutional accredited investors. Such Global Notes shall be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary and shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions. So long as the Depositary or its nominee is the registered owner of such Global Notes it will be deemed the sole owner and holder of such Global Notes for all purposes hereunder and under such Global Notes. Neither the Authority nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made by the Depositary on account of beneficial interests in such Global Notes. Such Global Notes shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and repurchases. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     Subject to the terms and conditions of this Indenture, payment of the principal of and any interest on any Note, as the case may be, in global or definitive form shall be made to the Holder thereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

     Two Officers of the Authority shall sign the Notes for the Authority by manual or facsimile signature. The Authority's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Authority signed by two Officers of the Authority, authenticate Notes for original issue up to the aggregate principal amount stated in
Section 2.01 of this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Authority to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Authority or an Affiliate of the Authority.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

     The Authority shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Authority may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Authority fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Authority may act as Paying Agent or Registrar.

     The Authority initially appoints the Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

     The Authority initially appoints the Trustee to act as the Registrar and Paying Agent and for service of notices and demands in connection with the Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

     The Authority shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest (including Cash Flow Participation Interest, if any) on the Notes, and will notify the Trustee of any Default by the Authority in making any such payment. While any such Default continues, the Trustee may require a Paying
Agent to pay all money held by it to the Trustee. The Authority at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent
(if other than the Authority or an Affiliate) shall have no further liability for the money. If the Authority acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent provided, however, that such trust fund shall be invested in Permitted Investments until used. Upon any bankruptcy or reorganization proceedings relating to the Authority, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Authority shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Authority shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES.  When
Definitive Notes are presented by a Holder to the Registrar with a request:

          (x) to register the transfer of the Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,


the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

         (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

               (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

               (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Authority and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted
              Security, a certification from the Holder thereof (in substantially the form delivered to the Trustee on the Issuance Date) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

         (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Authority shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

     (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A
DEFINITIVE NOTE.

          (i) Any Person having a beneficial interest in a Global
              Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the
                   Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

               (B) if such beneficial interest is being transferred to a
                   "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

               (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Authority and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Authority shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

       (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

     (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF
DEPOSITORY.  If at any time:

          (i) the Depository for the Notes notifies the Authority that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Authority within 90 days after delivery of such notice; or

         (ii) the Authority, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,


then the Authority shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     (g) LEGENDS.

          (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

             "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
              ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE
             "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE
              OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY
              AGREES FOR THE BENEFIT OF THE TRIBE AND THE AUTHORITY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED,
              ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS
              A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS
              OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED
              STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION
              OF COUNSEL IF THE AUTHORITY SO REQUESTS), (2) TO THE AUTHORITY
              OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS
              OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT
              HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE
              EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1)
              ABOVE."

         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a
                   Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                   (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit
                   B hereto).


        (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Authority shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Holding Company.

     (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

     (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (i) To permit registrations of transfers and exchanges, the Authority shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Authority may require apyment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.16 and
              9.05 hereto).


        (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Authority, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.


          (v) The Authority shall not be required:

               (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
                   Section 3.02 hereof and ending at the close of business on the day of selection; or

               (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Authority shall be affected by notice to the contrary.

        (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

     (J) EXCHANGE OF SERIES A NOTES FOR SERIES B NOTES. The Series A Notes may be exchanged for Series B Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

          (i) the Authority shall present the Trustee with an Officers' Certificate certifying the following:

               (A) upon issuance of the Series B Notes, the transactions
                   contemplated by the Exchange Offer have been consummated; and

               (B) the principal amount of Series A Notes properly tendered in the Exchange Offer which are represented by a Global Note and the principal amount of Series A Notes properly tendered in the Exchange Offer which are represented by Definitive Notes (together with such Definitive Notes), the name of each Holder of such Definitive Notes, the principal amount properly tendered in the Exchange Offer by each such Holder and the name and address to which Definitive Notes for Series B Notes shall be registered and sent for each such Holder.


         (ii) The Trustee, upon receipt of such Officers' Certificate and a written order signed by two Officers of the Authority shall authenticate (A) a Global Note for Series B Notes in principal amount equal to the principal amount of Series A Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Series B Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

        (iii) The Trustee shall deliver such Global Note for Series B Notes to the Notes Custodian who shall deliver to the Trustee the Global Note for the Series A Notes for cancellation pursuant to Section 2.11, or if the principal amount of the Global Note for the Series B Notes is less than the principal amount of the Global Note for the Series A Notes, the Trustee shall direct the Notes Custodian to make an endorsement on such Global Note for Series A Notes indicating a reduction in the principal amount represented thereby.

         (iv) The Trustee shall deliver such Definitive Notes for Series B Notes to the Holders thereof as indicated in such Officers' Certificate.

SECTION 2.07. REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or the Authority and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Authority shall issue and the Trustee, upon the written order of the Authority signed by two Officers of the Authority, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Authority, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Authority to protect the Authority, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Authority may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Authority and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this
Section 2.08 as not outstanding.  Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding because the Authority or an Affiliate of the Authority holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest
(including Cash Flow Participation Interest, if any) on it ceases to accrue.

     If the Paying Agent (other than the Authority or an Affiliate thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (including Cash Flow Participation Interest, if any).

SECTION 2.09.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Authority, the Tribe or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Authority or the Tribe, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Authority or an Affiliate of the Authority pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Authority or an Affiliate of the Authority until legal title to such Notes passes to the Authority or Affiliate of the Authority as the case may be.

SECTION 2.10.  TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Authority may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Authority signed by two Officers of the Authority. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Authority considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Authority shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

     The Authority at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act), unless the Authority directs cancelled Notes to be returned to it. The Authority may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Authority, unless by a written order, signed by two Officers of the Authority, the Authority shall direct that cancelled Notes be returned to it.

SECTION 2.12. DEFAULTED INTEREST.

     If the Authority defaults in a payment of interest (including Cash Flow Participation Interest, if any) on the Notes, the Authority shall pay the defaulted interest (including Cash Flow Participation Interest, if any), in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Authority shall notify the Trustee in writing of the amount of such defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Authority shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Authority (or, upon the written request of the Authority, the Trustee in the name and at the expense of the Authority) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest (including Cash Flow Participation Interest, if any) to be paid.

SECTION 2.13. RECORD DATE.

     The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided in TIA Section 316(c).


                           ARTICLE 3
                OFFERS TO PURCHASE OR REDEMPTION

SECTION 3.01. NOTICES TO TRUSTEE.

     If the Authority elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth
(i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     If the Authority is required to make an offer to purchase Notes pursuant to the provisions of Section 4.10, 4.11, 4.16 or 4.28, it shall furnish to the Trustee, at least 35 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased, and
(v) further setting forth a statement to the effect that (a) the Authority has made an Asset Sale and there are Excess Proceeds aggregating more than $5.0 million and the amount of such Excess Proceeds, (b) the Authority has suffered an Event of Loss and there are Excess Loss Proceeds aggregating more than $5.0 million and the amount of such amount of the Excess Loss Proceeds, (c) a Change of Control has occurred or (d) the amount that is equal to 50% of the Excess Cash Flow plus 100% of the Deferred Subordinated Interest for the fiscal year then ended, if applicable.

SECTION 3.02.  SELECTION OF NOTES TO BE PURCHASED OR REDEEMED.

     If less than all of the Notes are to be purchased in an Asset Sale Offer, Event of Loss Offer or Excess Cash Purchase Offer or redeemed at any time, the Trustee shall select the Notes to be purchased or redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial purchase or partial redemption in the manner provided above, the particular Notes to be purchased or redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the purchase or redemption date by the Trustee from the outstanding Notes not previously purchased or called for redemption. In the event that less than all of the Notes properly tendered in an Asset Sale Offer, Event of Loss Offer or Excess Cash Purchase Offer are to be purchased, the particular Notes to be purchased shall be selected promptly upon the expiration of such Asset Sale Offer, Event of Loss Offer, or Excess Cash Purchase Offer.

     The Trustee shall promptly notify the Authority in writing of the Notes selected for purchase or redemption and, in the case of any Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes purchased or called for redemption also apply to portions of Notes purchased or called for redemption.

     In the event the Authority is required to make an Excess Cash Purchase Offer, an Asset Sale Offer, a Change of Control Offer, or an Event of Loss Offer pursuant to Section 4.10, 4.11, 4.16 or 4.28 hereof, respectively, and the amount of money in the Cash Maintenance Account or the Collateral Account or the amount of Excess Cash Flow, Excess Proceeds or Excess Loss Proceeds, as the case may be, to be applied to such purchase would result in the purchase of a principal amount of Notes which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Authority the portion of such money in the Cash Maintenance Account or the amount of Excess Cash Flow, Excess Proceeds or Excess Loss Proceeds, as the case may be, that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

SECTION 3.03. NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Authority shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a)  the redemption date;

     (b)  the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Authority defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Authority's request, the Trustee shall give the notice of redemption in the Authority's name and at its expense; PROVIDED, HOWEVER, that the Authority shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers'
Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF PURCHASE OR REDEMPTION PRICE.

     On or prior to any purchase date with respect to an offer to purchase the Notes required hereunder or redemption date, the Authority shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase or redemption price of, and accrued and unpaid interest, if any, on all Notes to be purchased or redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Authority any money deposited with the Trustee or the Paying Agent by the Authority in excess of the amounts necessary to pay the purchase or redemption price of, and accrued and unpaid interest, if any, on, all Notes to be purchased or redeemed.

     If the Authority complies with the provisions of the preceding paragraph, on and after the purchase or redemption date, interest shall cease to accrue on the Notes or the portions of Notes purchased or called for redemption. If a Note is purchased or redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note tendered for purchase or called for redemption shall not be so paid upon surrender for such tender or redemption because of the failure of the Authority to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the purchase or redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES PURCHASED OR REDEEMED IN PART.

     Upon surrender of a Note that is purchased or redeemed in part, the Authority shall issue and, upon the Authority's written request, the Trustee shall authenticate for the Holder at the expense of the Authority a new Note equal in principal amount to the unpurchased or unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

     Except as set forth in Section 3.08 hereof, the Authority shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to November 15, 1999. From and after November 15, 1999, the Authority shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth in the chart immediately below the first paragraph of paragraph 5 of the Notes, plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated in such chart.

     Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. REDEMPTION PURSUANT TO GAMING LAW.

  (a) Notwithstanding any other provisions of this Article 3, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or
  (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest, if any, to the earlier of the date of redemption or, the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority.

  (b) In connection with any redemption pursuant to this Section
  3.08, and except as  may be required by a Gaming Regulatory
  Authority, the Authority shall be required to  comply with Sections
  3.01 through 3.06 hereof.

  (c) The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

SECTION 3.09. MANDATORY REDEMPTION.

     The Authority shall not be required to make mandatory redemption or sinking fund payments prior to maturity with respect to the Notes.

SECTION 3.10. REPURCHASE OFFERS.

     In the event that, pursuant to Section 4.10, 4.11, 4.16 or
4.28 hereof, the Authority shall be required to commence an offer to all Holders to purchase Notes (a "REPURCHASE OFFER"), it shall follow the procedures specified below.

     The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Authority shall purchase at the Purchase Price (as determined in accordance with Section 4.10, 4.11, 4.16 or 4.28 hereof, as the case may be) the principal amount of Notes required to be purchased pursuant to Section 4.10, 4.11, 4.16 or 4.28 hereof, as the case may be (the "OFFER AMOUNT"), or, if less than the Offer Amount has been properly tendered, all Notes properly tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

     Upon the commencement of a Repurchase Offer, the Authority shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

     (a) that the Repurchase Offer is being made pursuant to this
Section 3.10 and Section 4.10, 4.11, 4.16 or 4.28 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase
Date;

     (c) that any Note not properly tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Authority defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Authority, a depositary, if appointed by the Authority, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (f) that Holders shall be entitled to withdraw their tendered Notes and their election if the Authority, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his tendered Notes and his election to have such Note purchased; and

     (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of Section 3.02 hereof, and that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Authority shall, to the extent lawful, accept for payment, pursuant to the terms of Section
3.02 hereof, the Offer Amount of Notes or portions thereof properly tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been properly tendered, all Notes properly tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Authority in accordance with the terms of this
Section 3.10. The Authority, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Authority for purchase, and the Authority shall promptly issue a new Note, and the Trustee, upon written request from the

Authority shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Authority to the Holder thereof. The Authority shall publicly announce the results of the Repurchase Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof to the extent applicable.


                            ARTICLE 4
                            COVENANTS


SECTION 4.01. PAYMENT OF NOTES.

     The Authority shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Authority, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Authority in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Authority shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co
- -registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Authority in respect of the Notes and this Indenture may be served. The Authority shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Authority shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Authority may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Authority of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Authority shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Authority hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Authority in accordance with Section 2.03.

SECTION 4.03. REPORTS.

     Notwithstanding that the Authority may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Authority will file with the SEC all information, documents and reports specified in Section 13 or 15(d) of the Exchange Act.

     The Authority shall file with the Trustee and provide Holders of Notes, within 15 days after it files them with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rule or regulation prescribe) which the Authority would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Authority may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Authority shall be required to continue to file with the SEC and provide the Trustee and Holders with, without cost to each holder, (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form); and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); PROVIDED, HOWEVER, that the Authority shall not be so obligated to file such reports with the SEC if the SEC does not permit such filings. The Authority shall also include in such reports the anticipated completion date of the Resort and, in the case of quarterly reports, the Cash Flow Participation Interest paid, the Cash Flow Participation Interest Accrual amount and Cash Flow with respect to the most recently ended fiscal quarter of the Authority, and in the case of annual reports, the audited Cash Flow Participation Interest paid, the Cash Flow Participation Interest Accrual amount and audited Cash Flow for the most recently ended fiscal year and for each of the Semiannual Periods ending in such fiscal year. The Authority will in all cases, without cost to each recipient, provide copies of such information to the Holders of the Notes and, if they are not permitted to file such reports with the SEC, shall make available such information to prospective purchasers and to securities analysts and broker-dealers upon their request.

     The Authority shall file with the Trustee and provide Holders of Notes, within 15 days after it files them with the NIGC, copies of all reports which the Authority is required to file with the NIGC pursuant to 25 C.F.R. Part 514 (or any successor provision).

SECTION 4.04. COMPLIANCE CERTIFICATE.

     (a) The Authority shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Authority during the preceding fiscal year has been made under the supervision of the signing Officers of the Authority with a view to determining whether the Authority and each obligor on the Notes and this Indenture is in compliance with this Indenture and each Collateral Document and further stating, (i) as to each such Officer signing such certificate, that to the best of his or her knowledge the Authority and each such obligor is in compliance with each and every covenant contained in this Indenture and each Collateral Document and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Collateral Document (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Authority or such obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred that remains in existence by reason of which payments on account of the principal of or interest (including Cash Flow Participation Interest, if any) on the Notes is prohibited or if such event exists, a description of the event and what action the Authority or such obligor, as the case may be, is taking or proposes to take with respect thereto and (ii) the amount of Excess Cash Flow for such fiscal year and whether the Authority is required to make an Excess Cash Purchase Offer pursuant to Section
4.28 hereof.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Authority's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Authority is in violation of any provisions of Article Four or Article Five hereof or, if any such violation exists, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Authority shall, so long as any of the Notes are outstanding, deliver to the Tribe and the Trustee, within five Business Days upon any Officer becoming aware of any Default or Event of Default or any event of default under any document, instrument or agreement representing Indebtedness of the Authority, an Officers' Certificate specifying such Default or Event of Default and what action the Authority is taking or proposes to take with respect thereto.

     (d) Immediately upon the Resort becoming Operating, the Authority shall deliver promptly to the Trustee an Officers'
Certificate which shall state that (i) the Resort is Operating and
(ii) the date on which the Resort became Operating.

SECTION 4.05. TAXES.

     The Authority shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

     The Authority covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Authority (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

     The Authority shall not directly or indirectly: (i) purchase, redeem, defease, or otherwise acquire or retire for value any Subordinated Indebtedness of the Authority or make any interest payment on the Subordinated Notes; (ii) make any payment or distribution to the Tribe or any other agency, instrumentality or political subunit of the Tribe or make any general distribution to the members of the Tribe; (iii) make any Management Fee payment or pay any other management or similar fee to the Manager or its affiliates; (iv) make any payment in respect of repayment or reimbursement of any obligations under the Secured Completion Guarantee; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless such Restricted Payment is:

     (a) a monthly payment of the Minimum Priority Payment to the Tribe in an amount not to exceed $50,000 per month pursuant to the terms of the Gaming Facility Management Agreement in effect on the Issuance Date;

     (b) a monthly payment of a Management Fee to the Manager in respect of the Net Revenues of the prior month pursuant to the terms of the Management Agreement in effect on the Issuance Date, which Management Fee may not be payable in an amount greater than that provided in Section 6.4 of such Management Agreement and any management fee in respect of any commercial activity not covered under the Management Agreement (provided, that all such management fees shall be after paying all Operating Expenses, the Minimum Priority Payment, any required deposit in the Cash Maintenance Account and the Interest and Excess Cash Flow Account and replacement reserve deposits);

     (c) a monthly payment to the Tribe in respect of the Net Revenues for the prior month, which payment shall not exceed the amount payable to the Tribe pursuant to Section 6.4 of the Management Agreement in effect on the Issuance Date and any Net Revenues from commercial activities not covered under the Management Agreement; (provided, that all such payments shall be after (i) paying all other amounts required under the Management Agreement to be paid prior to the payment of any amounts to the Tribe (other than the Minimum Priority Payment), and (ii), without limiting the generality of clause (i), paying all Operating Expenses, the Minimum Priority Payment, any required deposit in the Cash Maintenance Account and the Interest and Excess Cash Flow Account, replacement reserve deposits, Management Fees and required payments on Subordinated Notes permitted by this Indenture);

     (d) the payment of interest on the Subordinated Notes in accordance with the terms of the Subordinated Notes as in effect on the Issuance Date;

     (e) the redemption of the Subordinated Notes pursuant to the requirements of any gaming law as provided for in the Note Purchase Agreement for the Subordinated Notes in effect on the Issuance
Date;

     (f) an annual purchase, redemption, defeasance or retirement of any Subordinated Indebtedness to be paid no earlier than the day after any required payment has been made to the Holders of the Notes in respect of any Excess Cash Purchase Offer in an amount not to exceed the amount of the Excess Cash Purchase Amount offered to the Noteholders under Section 4.28 in respect of such year and not accepted by such Holders, at a price not to exceed 100% of the principal amount thereof and accrued and unpaid interest;

     (g) an annual payment to the Tribe to be paid no earlier than the day after any required payment has been made to the Holders of the Notes in respect of any Excess Cash Purchase Offer (or, if no such offer is required to be made in respect of any year, no earlier than May 1 of the next succeeding year), in an amount not to exceed the amount of the Excess Cash Purchase Amount for the prior year, PROVIDED such amount was (i) first offered to the Holders of the Notes under Section 4.28 and not accepted by the Holders of the Notes and to the extent not accepted by the Holders of the Notes, and, to the extent not accepted by the Holders of the Notes, was offered to the holders of the Subordinated Notes under clause (f) of this Section 4.07 and not accepted by them, or (ii) not required to be offered to the Holders of the Notes under
Section 4.28; or

     (h) Restricted Investments in Resort Support Entities after the Resort becomes Operating, not to exceed $2.0 million in the aggregate outstanding at any one time and provided that such amounts correspondingly reduce the distributions under clause (a),
(b) or (c);

     PROVIDED, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (b), (c), (g) or (h), no Payment Default shall have occurred and be continuing or would occur as a consequence thereof or any Blockage Period be in effect for any Payment Blockage Notice; and PROVIDED, FURTHER that at the time of and after giving effect to, any Restricted Payment permitted under clause (d), (e) or (f), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     Upon the occurrence of any Event of Default (other than a Payment Default), subject to the next paragraph, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes may deliver a notice (a "Payment Blockage Notice") to the Authority pursuant to Section 12.02, which notice shall state that such notice is a Payment Blockage Notice under Section 4.07 of the Indenture, the date of such notice, and the Event or Events of Default giving rise to such notice. Upon delivery of such Payment Blockage Notice, no Restricted Payment (other than the payment of the

Minimum Priority Payment) may be made during the 180 consecutive day period after delivery of such notice (the "Blockage Period") unless (x) such notice is rescinded by the holders of at least a majority in aggregate principal amount of the Notes or (y) such Event or Events of Default giving rise to such Payment Blockage Notice have been cured or waived and no other Event of Default has occurred and is continuing.

     Payment Blockage Notices may not be issued so that any Blockage Period extends for more than 180 days in any 360 day period with respect to the same event or occurrence giving rise to any Event or Events of Default.

     Restricted Payments not paid as a result of any Blockage Period shall accrue, and such Restricted Payments may be paid at any time thereafter if permitted by the terms of this Indenture and when no Payment Default shall have occurred and be continuing and no Blockage Period is in effect.

     For purposes of determining the amount of Restricted Investments outstanding at any time, all Restricted Investments shall be valued at their fair market value at the time made (in each case as determined in good faith by the Authority's Board of Directors), and no adjustments shall be made for subsequent changes in fair market value.

     Not later than the date of filing any quarterly or annual report, the Authority shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made in the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Authority's latest available financial statements.

SECTION 4.08. CASH MAINTENANCE ACCOUNT.

     Subject to the provisions of the next paragraph, commencing with respect to January 1997, the Authority shall deposit into the Cash Maintenance Account established pursuant to Section 10.12 on a monthly basis, 1/12 of the amounts set forth below for each year indicated plus any amounts deferred from any prior month pursuant to the next paragraph no later than 25 days after the end of such calendar month:

          Year           Amount
          ----           -------
          1997           $6,000,000
          1998           $6,000,000
          1999           $6,000,000
          2000           $6,000,000
          2001           $6,000,000
          2002           thereafter, such amount necessary to keep
                         at least $36,000,000 in the Cash
                         Maintenance Account.

     To the extent that any amount required to be deposited into the Cash Maintenance Account in any month exceeds the Cash Available for Cash Maintenance Account for the prior month, then the deposit of such excess amount may be deferred until the next succeeding month or months in which the Cash Available for Cash Maintenance Account is sufficient. Amounts in the Cash Maintenance Account may be withdrawn by the Trustee and applied for any purpose set forth in Section 10.08.

SECTION 4.09. LIMITATIONS ON INCURRENCE OF INDEBTEDNESS.

     The Authority shall not, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Indebtedness); PROVIDED, HOWEVER, that the Authority may incur Indebtedness if (i) the Fixed Charge Coverage Ratio for the Authority's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.50 to 1 if the date on which such Indebtedness is incurred is on or prior to November 15, 1997, 2.75 to 1 if such date is after November 15, 1997 and on or prior to November 15, 1999 and 3.00 to 1 thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and application of proceeds had occurred at the beginning of such four-quarter period, (ii) such Indebtedness is expressly subordinated in right of payment to the Notes and (iii) such Indebtedness does not have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Notes.

     The foregoing limitations shall not apply to:

     (a) the incurrence by the Authority of Indebtedness and letters of credit for working capital purposes (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Authority under the related reimbursement or other similar agreement) in an aggregate principal amount not to exceed at any one time $25 million less any amount that is a permanent reduction in principal for purposes of calculating Excess Cash Flow which may be secured by a pari passu lien on the Note Collateral;

     (b) the incurrence by the Authority of Indebtedness represented by the Notes and the Subordinated Notes or the incurrence of Subordinated Indebtedness to evidence advances under the Secured Completion Guarantee pursuant to the terms thereof;

     (c) the incurrence by the Authority of Indebtedness represented by Capital Lease Obligations or purchase money obligations, provided that (i) the Authority may not incur Indebtedness with a principal amount in excess of $40 million pursuant to this clause (c) outstanding in the aggregate at any time, (ii) the proceeds are used for the purpose of financing all or any part of the purchase or lease of personal property or equipment used in the business of the Authority,
     (iii) the term of any Indebtedness incurred pursuant to this clause at the time of incurrence is not less than 4 years, and
     (iv) the Weighted Average Life to Maturity of all Indebtedness incurred pursuant to this clause at the time of incurrence is not less than 2 years;

     (d) the incurrence by the Authority of Indebtedness the proceeds of which are used to develop, design or construct a hotel or hotels with at least 200 rooms as part of the Resort, provided, however, that the aggregate principal amount of such Indebtedness (excluding any portion thereof that is original issue discount) does not exceed $35.0 million; and provided that such Indebtedness is not secured by any Note Collateral;

     (e) the incurrence by the Authority of Indebtedness (the "Refinancing Indebtedness") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness referred to in the first paragraph of this Section 4.09 or in clauses (b), (c) or (d) or this clause (e), PROVIDED, HOWEVER, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith or the amount of any original issue discount), (2) the Refinancing Indebtedness shall, if applicable, be subordinate in right and priority of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; and


     (f) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding.

     If this Section 4.09 authorizes the incurrence of any Indebtedness that may be secured by a Pari Passu Lien on the Note Collateral, the Trustee is hereby authorized to enter into an intercreditor agreement with the holder of such pari passu Indebtedness (the "Pari Passu Debtholder") upon the request of the Authority that provides to the effect of at least the following:

     (a) the Lien of the Trustee on the Note Collateral shall be equal in priority (regardless of the time or method of attachment or perfection) to the Lien in favor of, or for the benefit of, such Pari Passu Debtholder for the sum of (1) a principal amount of Indebtedness not to exceed the principal amount permitted by the Indenture to be secured by a Pari Passu Lien and (2) any other Obligations in respect of such principal amount of pari passu Indebtedness;

     (b) such intercreditor agreement is solely for the purpose of establishing the relative interests of the Pari
     Passu Debtholder and the Trustee and the Noteholders and is not for the benefit of any other party;

     (c) the Trustee, so long as the principal amount of the outstanding Notes is greater than the principal amount outstanding on such pari passu Indebtedness, shall have the sole right to take, enforce or exercise any right or remedy, to take or exercise any action or election or to refrain from taking or exercising any action with respect to any of the Note Collateral or the Collateral Documents; and so long as the principal amount of the outstanding Notes is greater than the principal amount outstanding on such pari passu Indebtedness, the Pari Passu Debtholder shall not, and shall not permit any of its representatives to, take, enforce or exercise any right or remedy, to take or exercise any action or election or to refrain from taking or exercising any action with respect to any of the Note Collateral or any of its collateral or security documents with respect to any of the Note Collateral; provided, that the Pari Passu Debtholder may take or exercise any action or election or refrain from taking or exercising any action with respect to any collateral that is not Note Collateral or under any document that does not apply to the Note Collateral; and provided, further, that the Trustee shall have no duty or obligation to any Pari Passu Debtholder in taking or exercising any action or election or in refraining from taking or exercising any action with respect to any of the Note Collateral or the Collateral Documents;

     (d) each of the Trustee and the Pari Passu Debtholder agree that any money or funds realized with respect to the Note Collateral in connection with the enforcement or exercise of any right or remedy with respect to any Note Collateral following the acceleration of the Notes shall be distributed as follows: First, to the payment of all reasonable expenses in connection with the collection, realization or administration of such funds or the exercise of rights or remedies; Second, to each holder of Indebtedness secured by a Pari Passu Lien on the Note Collateral, a proportion of such remaining money or funds in the same proportion as the total outstanding obligations so secured held by such holder bears to the total outstanding obligations so secured until all such secured obligations have been paid in full; and Third, to the Authority or to whosoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct;

     (e) the Trustee agrees that any amounts in the Cash
     Collateral Accounts in the name of the Trustee shall be held for the ratable benefit of the Holders of the Notes and the Pari Passu Debtholders; and

     (f) each of the Trustee, the Noteholders and the Pari
     Passu Debtholders shall have the right to alter or amend their respective agreements and documents with the Authority or the Tribe in accordance with their terms and to release any Note Collateral from their respective Liens in accordance with the terms of their respective agreements.

SECTION 4.10. ASSET SALES.

     The Authority shall not cause, make or suffer to exist an Asset Sale, unless (i) the Authority receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of and (ii) at least 85% of such consideration consists of cash; PROVIDED that the Authority shall not make or cause or permit to be made any Asset Sale of Key Project Assets.

     Within 180 days after the Authority's receipt of the Net Proceeds of any Asset Sale, the Authority may apply the Net Proceeds from such Asset Sale to an investment in the Principal Business or in tangible long-term assets used or useful in the Principal Business or to permanently reduce Indebtedness that is not Subordinated Indebtedness. Any Net Proceeds from the Asset Sale will be pledged to the Holders of the Notes as collateral on the Notes until applied or released as herein provided. When the aggregate amount of Net Proceeds from the Asset Sale that are not invested as provided in the preceding sentence ("Excess Proceeds") exceeds $5.0 million, the Authority shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any to the date fixed for the closing of such offer, in accordance with the procedures set forth in Article 3 hereto. The Authority shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceeds $5.0 million by mailing the notice required in Section 3.10 hereof to the Holders. To the extent that the aggregate amount of Notes properly tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, such remaining Excess Proceeds shall be released to the Authority, subject to the terms of the Cash Collateral Accounts Pledge and Security Agreement, and the Authority may use any such remaining Excess Proceeds so released for any lawful purpose. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described in
Section 3.02 hereof.  Upon completion of any such Asset Sale
Offer, the amount of Excess Proceeds shall be reset at zero.
The Net Proceeds of all Asset Sales of assets constituting
Note Collateral (other than Permitted Investments), as well as Excess Proceeds, shall be promptly and without commingling deposited with the Trustee in a Cash Collateral Account established pursuant to Section 10.12 until applied as permitted pursuant to this paragraph. The Authority shall grant to the Trustee, on behalf of the Holders, a first priority Lien on any properties or assets acquired with the Net Proceeds of any such Asset Sale on the terms set forth in this Indenture and the Collateral Documents.

SECTION 4.11. EVENT OF LOSS.

     (a) Within 360 days after any Event of Loss with respect to Note Collateral with a fair market value (or replacement cost, if greater) in excess of $500,000, the Authority may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Project, with no concurrent obligation to make any purchase of any Notes, PROVIDED that (i) the Authority delivers to the Trustee within 45 days of such Event of Loss a written opinion from a reputable architect that the Project with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed and Operating within 360 days of such Event of Loss and that, with respect to any Event of Loss that occurs on or prior to September 30, 1997, such rebuilding, repair, replacement or construction of improvements can be rebuilt, repaired, replaced or constructed and Operating on or prior to September 30, 1997, (ii) an Officers' Certificate certifying that the Authority has available from Net Loss Proceeds or cash on hand sufficient funds to complete such rebuilding, repair, replacement or construction, and (iii) the Net Loss Proceeds is less than $50 million. Any Net Loss Proceeds from an Event of Loss that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this paragraph will be deemed "Excess Loss Proceeds." Where the aggregate amount of "Excess Loss Proceeds" exceeds $50 million, the Authority shall make an offer to all Holders of Notes (an "Event of Loss Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes properly tendered pursuant to an Event of Loss Offer is less than the Excess Loss Proceeds, such remaining Excess Loss Proceeds shall be released to the Authority, subject to the terms of the Cash Collateral Accounts Pledge and Security Agreement, and the Authority may use any such remaining Excess Loss Proceeds so released for any lawful purpose. Upon completion of any such Event of Loss Offer, the amount of

Excess Loss Proceeds shall be reset at zero. Pending any permitted rebuilding, repair or construction or the completion of any Excess Loss Offer, the Authority shall pledge to the Trustee as additional Note Collateral any Net Loss Proceeds or other cash on hand required for such permitted rebuilding, repair or construction pursuant to the terms of the Leasehold Mortgage. Such pledged funds will be released to the Authority to pay for such permitted rebuilding repair or construction or such Event of Loss Offer pursuant to the terms of the Leasehold Mortgage. The Net Loss Proceeds of all
Events of Loss with respect to assets constituting Note Collateral (other than Permitted Investments), as well as Excess Loss Proceeds, shall be promptly and without commingling deposited with the Trustee in a Cash Collateral Account established pursuant to Section 10.12 until applied as permitted pursuant to this paragraph. The Authority shall grant to the Trustee, on behalf of the Holders of the Notes, a first priority lien on any properties or assets rebuilt, repaired or constructed with such Net Loss Proceeds on the terms set forth in this Indenture and the Collateral Documents.

     (b) With respect to any Event of Loss pursuant to clause (D) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $2.0 million, the Authority will be required to receive consideration at least (i) equal to the fair market value (as determined by an Independent Financial Advisor) of the assets subject to an Event of Loss and
(ii) 85% of which is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the amount of (A) any liabilities (as shown on the Authority's most recent balance sheet or in the notes thereto) of the Authority (other than liabilities that are by their terms expressly subordinated to the Notes), that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Authority from such transferee that are converted by the Authority into cash (to the extent of the cash received) within 10 Business Days following the closing of such sale of the assets subject to such Event of Loss, shall be deemed to be cash only for purposes of satisfying clause (ii) of this
Section 4.11 and for no other purpose.

     (c) With respect to any Event of Loss with respect to Note
Collateral with a fair market value (or replacement cost, if greater) of $500,000 or less, the Net Loss Proceeds therefrom shall be released to the Authority.

SECTION 4.12. TRANSACTIONS WITH AFFILIATES.

     The Authority shall not sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Tribe, the Management Company or any Affiliate of the Tribe or of the Management Company (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Authority than those that would have been obtained in a comparable transaction by the Authority with an unrelated Person and (b) the Authority delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $2.0 million, a resolution adopted by a majority of the disinterested members of the Management Board approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, a written opinion as to the fairness to the Authority from a financial point of view issued by an Independent Financial Advisor with assets in excess of $1 billion. The foregoing provisions shall not apply to the following: (x) Restricted Payments permitted by
Section 4.07 hereof; (y) the Development and Construction
Agreement or the Management Agreement in effect on the Issuance Date or (z) any management agreement for any commercial operations not covered by the Management Agreement that does not provide for any compensation to the Manager greater than 40% of Net Revenues from such operations and which provides that such fees are subordinated to the payment of the Notes to the same extent as the Management Agreement provides.

SECTION 4.13. LIENS.

     The Authority shall not directly or indirectly create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset owned as of the Issuance Date or thereafter acquired by the Authority, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

SECTION 4.14. LINE OF BUSINESS.

     For so long as any Notes are outstanding, the Authority shall not engage in any business or activity other than the Principal
Business.

SECTION 4.15. GOVERNMENTAL EXISTENCE.

     Subject to Article 5 and Article 11 hereof, as the case may be, the Authority shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence in accordance with the respective organizational, statutory, constitutional or legal documents (as the same may be amended from time to time) of the Authority or the Tribe, and (ii) the rights (charter and statutory), licenses and franchises of the Authority.

SECTION 4.16. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, the Authority shall make an offer to each Holder to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, PROVIDED, that the Authority shall not be required to make such an offer to purchase (i) if such event deemed to be a Change of Control ceases to exist prior to the closing of such offer to purchase, or (ii) if, on or before the 120th day after the Change of Control, if such Change of Control arises under either clause (iv) or (v) of the definition thereof, the Manager is replaced, or the Authority is using its best efforts to effect such a replacement, with a Person with experience and reputation in the gaming industry which is comparable to that of Sun International. Such Change of Control Offer shall be made in accordance with the procedures set forth in
Article 3 hereof. The Authority shall commence such Change of Control Offer by mailing the notice set forth in Section 3.10 hereof to Holders. The Authority shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to any Repurchase Offer.

SECTION 4.17. REGISTRATION RIGHTS.

     Pursuant to the Registration Rights Agreement, the Authority will file a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Series A Notes for a new issue of Series B Notes of the Authority (the "New Notes") registered under the Securities Act, with terms identical to those of the Notes (the "Exchange Offer"). If (i) the Exchange Offer is not permitted by applicable law or (ii) any holder of Notes notifies the Authority that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and holds Notes acquired directly from the Authority or an affiliate of the Authority, the Authority will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the holders thereof.

     If (i) the Authority fails to file within 30 days, or cause to become effective within 120 days after filing, the Exchange Offer Registration Statement, or (ii) the Authority is obligated to provide a Shelf Registration Statement and such Shelf Registration Statement is not filed within 30 days, or declared effective within 120 days after filing, or (iii) the Authority fails to consummate the Exchange Offer within 30 days of the date on which the Exchange Offer Registration Statement was required to be declared effective by the Commission or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but shall thereafter cease to be effective or usable in connection with resales of the Notes for the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above a "Registration Default"), then the Authority shall pay to each holder of Notes, with respect to the first 90-day period following such Registration Default, liquidated damages ("Liquidated Damages") in an amount equal to $.05 per week per $1,000 in principal amount of Notes held by such holder. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 in principal amount of Notes held by such holders for each subsequent 90-day period until such Registration Default has been cured, up to a maximum of $.50 per week.

SECTION 4.18.  USE OF PROCEEDS.

     The Authority shall use the net proceeds from the sale of the Notes and the net proceeds from the sale of the Subordinated Notes (to the extent provided in Section 4.19), only for Permitted Proceed Uses. The Authority shall cause the net proceeds from the sale of the Notes and the net proceeds from the sale of the Subordinated Notes to be deposited into the Escrow Account and disbursed only in accordance with the Disbursement and Escrow Agreement.

SECTION 4.19. DISBURSEMENT AND ESCROW AGREEMENT.

     The Authority shall place all of the net proceeds of the Offering together with the net proceeds from the sale of the Subordinated Notes (to the extent provided below) into the Escrow Account to be held in escrow and invested in cash or Cash Equivalents by the Escrow Agent until needed from time to time to fund the construction of the Resort pursuant to the terms of the Disbursement and Escrow Agreement. On or prior to the

Issuance Date, the Authority shall have entered into the Disbursement and Escrow Agreement. The Trustee, for the ratable benefit of the Holders, shall have an exclusive, and perfected security interest in the Escrow Account. To the extent any net proceeds of the sale of Subordinated Notes remain subsequent to the acquisition of the land on which the Resort will be constructed, such net proceeds will also be placed into the Escrow Account. The Escrow Agent will make disbursements out of the Escrow Account in accordance with a detailed line-item Construction Budget. The Disbursement and Escrow Agreement will provide for restrictions on changing the Construction Budget. The Authority shall cause the Construction Budget and the terms of the Disbursement and Escrow Agreement to be approved by the general contractor for the Resort and shall cause such general contractor to agree to comply with its terms.

SECTION 4.20. GAMING LICENSES.

     The Authority covenants to use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Resort provided, that, if in the course of the exercise of its governmental or regulatory functions the Authority is required to suspend or revoke any consent, permit or license or close or suspend any operation of any part of the Resort as a result of any noncompliance with law, the Authority will use its best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Resort will be opened and fully operating.

     The Authority shall file with the Trustee and provide Holders of Notes, promptly after receipt by the Authority, any Notice of Violation, Order of Temporary Closure, or Assessment of Civil Fines, from the NIGC pursuant to 25 C.F.R. Part 573 or 575 (or any successor provision) and any Notice of Non-Compliance issued by, or cause of action commenced by, the State of Connecticut under
Section 13 of the Compact (or any successor provision).

SECTION 4.21. CONSTRUCTION.

     The Authority shall cause construction of the Resort, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and within the Construction Budget.

SECTION 4.22. MAINTENANCE OF INSURANCE.

     Until the Notes have been paid in full, the Authority shall maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issuance Date and shall hereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. The Authority shall furnish or cause to be furnished certified copies of the policies.

     Customary insurance coverage shall be deemed to include the following: (i) workers' compensation insurance to the extent required to comply with all applicable state, territorial, or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction, (ii) comprehensive general liability insurance with minimum limits of $10 million, (iii) Umbrella or Bumbershoot liability insurance providing excess liability coverages over and above the foregoing underlying insurances up to a minimum limit of $50 million, and (iv) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and 32 hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss (such insurance shall provide coverage in not less than 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements and with a deductible no greater than $500,000 (other than earthquake insurance, for which the deductible may be up to 10% of such replacement value)). All insurance required under this Indenture (except worker's compensation) shall name the Authority and the Trustee as additional insureds, with losses in excess of $1 million payable jointly to the Authority and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation.
All such losses in excess of $1 million shall be deposited in the Event of Loss Account to be established pursuant to Section 10.12 hereof and shall be pledged to the Trustee until released in accordance with the terms of the applicable Collateral Document. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than XII, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Authority shall deliver to the Trustee on the Issuance Date and each anniversary hereafter a certificate of an insurance agent stating that the insurance policies obtained by the Authority comply with this Section 4.22 and the related applicable provisions of the Collateral Documents.

SECTION 4.23. LIMITATION ON STATUS AS INVESTMENT COMPANY.

     The Authority shall not become an Investment Company subject to registration as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment
Company Act of 1940.

SECTION 4.24.  COLLATERAL DOCUMENTS.

     The Authority will not amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying, any provision of the Collateral Documents, the Management Agreement or the Note Purchase Agreement for the Subordinated Notes to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Trustee or the Holders, PROVIDED, that: (i) the Note Collateral may be released or modified as expressly provided in this Indenture and in the Collateral Documents; (ii) the Construction Budget may be amended as expressly provided in the Disbursement and Escrow Agreement; (iii) this Indenture, the Management Agreement and any of the Collateral Documents may be otherwise amended, waived or modified as set forth under Article 9 hereof; (iv) the Note Purchase Agreement for the Subordinated Notes may be amended in accordance with its terms, provided such amendments do not (A) cause or permit any principal, interest or premium on the Subordinated Notes to be paid or to become due and payable at any time earlier or in an amount greater than such would become paid or due and payable without such amendment, (B) amend any terms of the subordination of the Subordinated Notes, or (C) amend any provision included therein expressly for the benefit of the Notes; and (v) the Management Agreement may be amended with the consent of the NIGC, provided that such amendment does not adversely affect the economic rights of the Holders of the Notes.

SECTION 4.25. FURTHER ASSURANCES.

     The Authority shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the enforceability, validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee, the Holders of the Notes or under any other instrument executed in connection therewith or granted to the Authority under the Collateral Documents or under any other instrument executed in connection therewith.

SECTION 4.26. INTEREST AND EXCESS CASH FLOW ACCOUNT.

     The Authority shall deposit into the Interest and Excess Cash Flow Account established pursuant to Section 10.12 on a monthly basis (i), on the first day of each month, the amount of fixed interest accrued during the prior month on the Notes and 100% of all Deferred Subordinated Interest for the prior month, (ii) no later than the 25th day of each month, 50% of the Excess Cash Flow for the prior month and (iii) no later than the 25th day of each month, the amount of Cash Flow Participation Interest accrued for such prior month. In respect of any year, if the cumulative amount deposited under clause (ii) is greater than 50% of the Excess Cash Flow from the beginning of such year to the end of such prior month, the Authority shall be permitted to receive such excess from the Interest and Excess Cash Flow Account upon request to the Trustee. In respect of any semi-annual period, if the amount deposited under clause (iii) is greater than the cumulative accrued Cash Flow Participation Interest from the beginning of such period to the end of the prior month, the Authority may receive such excess from the Interest and Excess Cash Flow Account upon written request to the Trustee. Funds in the Interest and Excess Cash Flow Account may be withdrawn by the Trustee or upon the request of the Authority to (i) pay interest on the Notes, (ii) make an Excess Cash Purchase Offer, and (iii) with respect to amounts deposited in respect of Excess Cash Flow, make payments or expenditures that reduce Excess Cash Flow under the definition thereof. Funds in the Interest and Excess Cash Flow Account which were to be withdrawn to make an Excess Cash Purchase Offer but which are not accepted in such an offer may be applied as provided in
Section 4.07.

SECTION 4.27. RESTRICTIONS ON LEASING AND DEDICATION OF PROPERTY.

     The Authority shall not lease, sublease, or grant a license, concession or other agreement to occupy, manage or use any Note Collateral owned or leased by the Authority (each, a "Lease Transaction"), other than the following Lease Transactions, PROVIDED that (1) no Default or Event of Default has occurred or is continuing immediately after entering into such Lease Transaction (or immediately after any extension or renewal of such Lease Transaction made at the option of the Authority) and (2) no gaming or casino operations may be conducted on any Note Collateral that is the subject of such Lease Transaction other than by the
Authority:

     (a) the Authority may enter into a Lease Transaction with respect to any space on or within the Resort with any Person, PROVIDED that (i) such Lease Transaction will not interfere with, impair or detract from the operations of the Resort and will, in the opinion of the Authority, enhance the value and operations of the Resort, (ii) such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to the Authority in light of prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues and (iii) such Lease Transaction complies with all applicable law, including obtaining any consent of the Bureau of Indian Affairs, if required;

     (b) the Authority and the Tribe may enter into the Lease;

     (c) the Authority may enter into a management or operating agreement with respect to any Note Collateral (other than any Note Collateral or space used for any casino or gaming operations) with any Person, PROVIDED that (i) the manager or operator has experience in managing or operating similar operations, (ii) such management or operating agreement is on commercially reasonable and fair terms to the Authority and (iii) such management or operating agreement is terminable without penalty to the Authority upon no more than 90 days written notice; and

     (d) the Authority may enter into the Management Agreement and any hotel management agreement with the Manager provided that the compensation to the Manager does not exceed 40% of the Net Revenues of such operation and that such fees are subordinated to the payment of the Notes to the same extent as the Management Agreement provides.

     The Trustee shall enter into a leasehold non-disturbance agreement with respect to any Lease Transaction permitted under clause (a) above, in the event that the Trustee, on behalf of the Holders of Notes, forecloses or takes possession of any Note Collateral. Such an agreement shall provide, among other things, that any action taken with respect to any Note Collateral, including any sale of Note Collateral, will be subject to the terms of the Lease Transaction and will permit the lessee to cure certain defaults under such Lease Transaction. No Lease Transaction may provide that the Authority may subordinate its leasehold or fee interest to any lessee or any financing party of any lessee.

SECTION 4.28. EXCESS CASH PURCHASE OFFER.

     Within 120 days after each fiscal year end of the Authority, beginning with the fiscal year that first ends after September 30, 1996, the Authority shall make an offer to all Holders of Notes (the "Excess Cash Purchase Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 at an offer price in cash equal to the percentage set forth below of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to the date fixed for the closing of such Excess Cash Purchase Offer that may be purchased with the sum of
(i) 50% of the Excess Cash Flow in respect of the fiscal year then ended (or if the amount of Excess Cash Flow for such period is less than $2.0 million and is greater than zero, then the Excess Cash Flow shall be deemed zero, or if the amount of Excess Cash Flow for such period is less than zero, the amount of such negative amount),
(ii) the amount of Deferred Subordinated Interest for such fiscal year and (iii) accrued and unpaid interest on such principal, if any, to the date fixed for the closing of such Excess Cash Purchase Offer (collectively the amounts under clauses (i) and (ii), the "Excess Cash Purchase Amount"):

 Year     %
- -----    --
 1997
 1998
 1999
 2000
 2001
 2002

If less than all Notes tendering in such Excess Cash Purchase Offer are required to be purchased by the Authority, the Authority will purchase Notes pro rata from each tendering holder in accordance with the principal amount of indebtedness properly tendered. To the extent that the aggregate principal amounts properly tendered pursuant to any Excess Cash Purchase Offer is less than the Excess Cash Purchase Amount with respect thereto, the Authority may apply such difference pursuant to Section 4.07.

     Any offer to repurchase Notes pursuant to this Section 4.28 shall be made in accordance with the procedures set forth in
Section 3.10 hereof.

SECTION 4.29. OWNERSHIP INTERESTS IN THE AUTHORITY.

     Neither the Tribe nor the Authority shall permit any Person other than the Tribe to acquire any Ownership Interest in the Authority.

SECTION 4.30. LIMITATION OF CREATION OF SUBSIDIARIES.

     The Authority will not create any instrumentality, subdivisions or subunits unless the actions and assets of such instrumentalities, subdivisions or subunit are subject to or bound by the terms of this Indenture and the Collateral Documents. The Authority will not form, acquire or own any Subsidiary, except as otherwise provided in the organizational chart of the Authority as delivered by the Authority to the Trustee.

                            ARTICLE 5
                           SUCCESSORS


SECTION 5.01. LIQUIDATION OR DISSOLUTION.

     The Authority shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more transactions. The Authority shall not consolidate or merge with or into any other Person.


                            ARTICLE 6
                     DEFAULTS AND REMEDIES


SECTION 6.01. EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

         (a) the Authority defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days; provided that payments of Cash Flow Participation Interest that are permitted to be deferred as provided in the Notes shall not become due for this purpose until such payment is required to be made pursuant to the terms of the Notes;

         (b) the Authority defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (or in connection with an offer to purchase) or otherwise;

         (c) the Authority fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18, 4.28 or 5.01
     hereof;

         (d) the Authority or the Tribe (with respect to its obligations hereunder) fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes or the Collateral Documents for 60 days after written notice to the Authority by the Trustee or to the Authority and the Trustee from Holders of at least 25% in principal amount of the Notes then outstanding;

        (e) the Lease ceases to be in full force and effect or the Authority defaults in the performance of any covenant set forth in the Lease, the Leasehold Mortgage or any of the other Collateral Documents (which default is not waived or cured);

       (f) a default occurs under any mortgage, indenture or
     instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Authority or the payment of which is guaranteed by the Authority, whether such Indebtedness or guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay when due principal of or premium, if any, or interest on such
     Indebtedness prior to the
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     expiration of the grace period provided in such indebtedness (a
     "Payment Cross-Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity or would constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Cross-Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $7.5 million or more;

       (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Authority or any of its assets and such judgment or judgments remain unpaid or undischarged or unstayed for a period of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $7.5 million;

       (h) the Authority breaches in a material respect any representation or warranty set forth in the Lease or the Leasehold Mortgage or any of the other Collateral Documents, or the Authority repudiates any of its obligations under, or any judgment or decree by a court or government agency of competent jurisdiction declaring the unenforceability of, the Lease or any of the Collateral Documents and such repudiation materially impairs the benefits of the Trustee and the Holders of the Notes thereunder;

       (i) the Authority pursuant to or within the meaning of Bankruptcy Law:

          (i) commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) makes a general assignment for the benefit of its creditors, or

          (iv) generally is not paying its debts as they become due; or

       (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Authority in an involuntary case; or

          (ii) orders the liquidation of the Authority;

      and the order or decree remains unstayed and in effect for 60 consecutive days;

     (k) there is any revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort;

     (l) there is a cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss) after the Resort becomes Operating; or

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     (m)  there is a cessation of gaming operations for a period of more than 180 consecutive days as a result of a casualty loss after the Resort becomes Operating, except if the Authority is diligently pursuing reconstruction and opening of the Resort and such reconstruction and opening can be accomplished with the funds available to the Authority.

SECTION 6.02. ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Authority), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all of the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Authority, the principal, premium, if any, interest (including all Cash Flow Participation Interest accrued or deferred) and any other monetary obligations on all of the outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     Notwithstanding the foregoing, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

     If an Event of Default occurs on or after November 15, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding payment of the premium that the Authority would have had to pay if the Authority then had elected to redeem the Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to November 15, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, as to each of the years beginning on November 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this sentence):

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Year     %
- ----    --
1995
1996
1997
1998
1999

SECTION 6.03. OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a
Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including the exercise of any remedy under the Collateral Documents. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

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

SECTION 6.06.  LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Authority;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request; PROVIDED, HOWEVER, that such provision does not effect the right of a Holder to sue for enforcement of any overdue payment thereon.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.


SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Authority for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and

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

advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Authority (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

     THIRD: (i) with respect to any money collected in respect of the Cash Maintenance Account that was not applied as provided above, to the holders of the Subordinated Notes as their interests may appear and (ii) with respect to any other money, to the Authority or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due

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

regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12. MANAGEMENT OF CASINOS.

     Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default, the Trustee shall be authorized, to recommend that the Authority retain one or more experienced operators of casinos to manage the casino located at the Resort on behalf of the Holders of Notes; PROVIDED, HOWEVER, that any such operator shall have all necessary legal qualifications, including all Gaming Licenses and/or approvals of the NIGC and the Tribe to manage the casino located at the Resort.


                            ARTICLE 7
                             TRUSTEE


SECTION 7.01. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming in all material respects to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform in all material respects to the requirements of this Indenture and the Collateral Documents.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable to the Authority, any holder of the Notes or any other Person for any error of judgment made in good faith by a Responsible

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

     Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Trustee shall not be liable to the Authority, any holder of the Notes or any other Person with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Inden-ture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture before or following the occurrence of any Event of Default at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Authority or as provided in this Indenture. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or as provided in this Indenture.

SECTION 7.02. RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Authority shall be sufficient if signed by an Officer of the Authority.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders

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

unless such Holders shall have requested such action in accordance with this Indenture and have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Authority's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Authority with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.
The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents, the Notes, it shall not be accountable for the Authority's use of the proceeds from the Notes or any money paid to the Authority or upon the Authority's direction under any provision of this Indenture or the Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICES OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Tribe and the Holders of Notes notices of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including Cash Flow Participation Interest, if any) on any Note, the Trustee may withhold the notices if and so long as the Trustee in good faith determines that withholding the notices is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     On each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with

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

TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Authority and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Authority shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     At the expense of the Authority, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record holders of the Notes to any Gaming Regulatory Authority when requested to do so by the Authority.

     At the express direction of the Authority and at the Authority's expense, the Trustee will provide any Gaming Regulatory Authority with:

     (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

     (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Authority so directs;

     (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

     (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

     (v) notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days thereof; and

     (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

     To the extent requested by the Authority and at the Authority's expense, the Trustee shall cooperate with any Gaming
Regulatory Authority in order to provide such Gaming Regulatory
Authority with the information and documentation requested and as otherwise required by applicable law.

SECTION 7.07. COMPENSATION AND INDEMNITY.

     The Authority shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Authority. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Authority shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

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

     The Authority shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the Collateral Documents, including the costs and expenses of enforcing this Indenture or the Collateral Documents against the Authority (including this Section 7.07) and defending itself against any claim (whether asserted by the Authority or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Authority promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Authority shall not relieve the Authority of its obligations hereunder. The Authority shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Authority shall pay the reasonable fees and expenses of such counsel. The Authority need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Authority under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Authority's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest (including Cash Flow Participation Interest, if any) on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor
Trustee's acceptance of appointment and taking of office as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Authority. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Authority in writing. The Authority may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

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

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Authority shall promptly appoint a successor Trustee. For up to one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may by written action appoint a successor Trustee to replace the successor Trustee appointed by the Authority.

     If any Gaming Regulatory Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Authority unless the Trustee declines to do so, or, if the Trustee's relationship with either the Authority may, in the Authority's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Authority or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Authority. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Authority's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; PROVIDED such corporation shall be otherwise eligible and qualified under this Article.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to

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

supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to setoff any claim that it may have against the Authority in any capacity (other than as Trustee, Paying Agent or Collateral Agent hereunder or under the Collateral Documents) against any of the assets of the Authority held by the Trustee, including in any of the Cash Collateral Accounts; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.


                            ARTICLE 8
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Authority may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section
8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

     (a) When (i) the Authority delivers to the Trustee all outstanding Notes (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Authority irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Notes, including interest thereon (other than Notes replaced pursuant to Section 2.07), and if in either case the Authority pays all other sums payable hereunder by it, then this Indenture shall, subject to Sections 8.01(b) and 8.07 cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on the Authority's demand accompanied by an Officers' Certificate and an Opinion of Counsel and at the Authority's cost and expense.

     (b) Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Authority shall, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Authority shall be deemed to have paid and discharged the

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entire Indebtedness represented by the outstanding Notes and cured all existing Events of Default, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Authority, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Authority's obligations with respect to such Notes under Article 2 and Section
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Authority's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Authority may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

     Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Authority shall, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.14, 4.16, 4.17, 4.18, 4.19,4.20, 4.21, 4.22, 4.24, 4.25,
4.26, 4.27, 4.28, 4.29, 4.30 and 5.01, and the Events of Default
specified under 6.01(c), 6.01(d), 6.01(e), 6.01(h), 6.01(k),
6.01(l) or 6.01(m) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Authority may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant listed in this Section 8.03, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant
     Defeasance:

         (a) the Authority must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants as


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     evidenced by a certificate delivered to the Trustee, to pay the principal of, premium, if any, and interest (including the maximum amount payable as Cash Flow Participation Interest, if any) on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, of such principal of, premium, if any, or interest on the outstanding Notes on the stated Maturity or on the applicable redemption date, as the case may be and the Authority must specify whether the Notes are being defeased to maturity or to a particular redemption date;

        (b) in the case of an election under Section 8.02 hereof, the Authority shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
     (A) the Authority has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Authority shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing pursuant to Section 6.01(a), 6.01(b), 6.01(i) or 6.01(j) hereof on the date of such deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Authority is a party or by which the Authority is bound;

          (f) the Authority shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit following the deposit and as of the date of such opinion and subject to customary assumptions and exclusions, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States law;

          (g) the Authority shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Authority with the intent

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

     of defeating, hindering, delaying or defrauding any creditors of the Authority or others; and

          (h) the Authority shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section
8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including the maximum amount of Cash Flow Participation Interest payable), but such money need not be segregated from other funds except to the extent required by law.

     The Authority shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section
8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Authority from time to time upon the request of the Authority any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO AUTHORITY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Authority, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Authority on its request or (if then held by the Authority) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Authority for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Authority as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Authority cause to be published

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

once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Authority.

SECTION 8.07. REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Authority's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Authority make any payment of principal of, premium, if any, or interest (including Cash Flow Participation Interest, if any) on any Note following the reinstatement of its obligations, the Authority shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. NOTE COLLATERAL.

     Upon the Authority's exercise under Section 8.01 hereof of the option applicable to either Section 8.02 or 8.03, the Note
Collateral, except the funds in the trust fund described in Section
8.04 hereof, shall be released pursuant to Section 10.03 hereof.


                            ARTICLE 9
                AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, the Authority and the Trustee may amend or supplement this Indenture, the Notes, the Management Agreement or the Collateral Documents without the consent of any Holder of a Note or the Tribe, and provided that any required governmental approval, including that of the NIGC, is obtained:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to comply with Article 4 or Article 11 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note;

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

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

     (f) to enter into additional or supplemental Collateral
  Documents.

     Upon the request of the Authority accompanied by a resolution of the Board of Directors of the Authority authorizing the execution of any such amended or supple-mental Indenture, Notes or Collateral Documents, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Authority in the execution of any amended or supplemental Indenture, Notes or Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture, Notes or Collateral Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02 or elsewhere in this Indenture, the Authority and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), provided that any required governmental approval is obtained, including that of the NIGC, and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of at least 66-2/3% in principal amount of the Notes then outstanding (including consents obtained in a tender offer or exchange offer for such Notes), no waiver or amendment to this Indenture may make any change to Section 4.16 hereof. With the consent of a majority in principal amount of the Notes then outstanding, the Authority may amend or waive any provision of the Note Purchase Agreement for the Subordinated Notes not otherwise permitted to be amended hereunder or the Management Agreement.

     Upon the request of the Authority accompanied by a resolution of the Board of Directors of the Authority authorizing the execution of any such amended or supple-mental Indenture, Notes or Collateral Documents, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Authority in the execution of such amended or supplemental Indenture, Notes or Collateral Documents, unless such amended or supplemental Indenture, Notes or Collateral Documents affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, the Collateral Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Notes or Collateral Documents.

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

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Authority shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Authority to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Notes or Collateral Documents or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance with any provision of this Indenture, the Notes or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the optional or mandatory redemption provisions of the Notes (provided, however, that this clause (b) does not apply to any provision with respect to any Repurchase Offer);

     (c) reduce the rate of or change the time for payment of interest, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past monetary Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

     (g) release all or substantially all of the Note Collateral from the Lien of this Indenture and the Collateral Documents; or

     (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture, the Notes and the Collateral Documents shall be set forth in a amended or supplemental Indenture or Collateral Document that complies with the TIA as then in effect, if applicable.

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

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Authority in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental indenture, Note or Collateral Document, if necessary, authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Authority may not sign an amendment or supplemental Indenture, Note or Collateral Document until the Board of Directors approves it. In executing any amended or supplemental indenture, Note or Collateral Document, if necessary, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, stating that the execution of such amended or supplemental indenture, Note or Collateral Document is authorized or permitted by this Indenture.

                           ARTICLE 10
                     COLLATERAL AND SECURITY


SECTION 10.01. SECURITY.

     The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other obligations of the Authority to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured by a first lien on the Note Collateral (which will also secure the Working Capital Financing), as provided herein and in the Collateral Documents

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

which the Authority has entered into simultaneously with the execution of this Indenture for the benefit of the Holders of Notes. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral and to the remedies available therefor, whether under tribal law or otherwise) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Authority shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee the security interest in the Note Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Authority shall take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Authority hereunder, a valid and enforceable perfected first priority Lien in and on all the Note Collateral, in favor of the Trustee for the ratable benefit of the Holders, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

SECTION 10.02. RECORDING AND OPINIONS.

     The Authority will cause the applicable Collateral Documents and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Lien securing the obligations under the Notes pursuant to the Collateral Documents. The Authority will use its best efforts to obtain any required approval of the Bureau of Indian Affairs or the NIGC of any of the Collateral Documents, this Indenture or any Note.

     The Authority and any other obligor shall furnish to the
Trustee:

     (a) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture, the Deed of Trust and other applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, subject to customary assumptions and exclusions, as to such Collateral Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the

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

Holders of Notes and the Trustee hereunder and under the Collateral Documents or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

     (b) within 30 days after January 1, in each year beginning with the year 1996, an Opinion of Counsel, dated as of such date, either
(i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

     (c) The Authority shall furnish to the Trustee the certificates or opinions, as the case may be, required by TIA
Section 314(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).

SECTION 10.03. RELEASE OF NOTE COLLATERAL.

     (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Note Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time upon the request of the Authority pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under any applicable Collateral Document have been met and specifying (i) the identity of the Note Collateral to be released and (ii) the provision of this Indenture which authorizes such release.

     The Trustee shall release (at the sole cost and expense of the Authority) (a) Note Collateral that is the subject of an Asset Sale or which is sold, transferred or disposed of (other than any Asset Sale to the Tribe or any Affiliate of the Tribe); PROVIDED, such transaction is or will be in accordance with the provisions of this Indenture or the applicable Collateral Document, including, without limitation, the requirement that the Net Proceeds from such Asset Sale are or will be applied in accordance with Section 4.10 hereof;
(b) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; PROVIDED that the Net Loss Proceeds from such Event of Loss are or will be applied in accordance with Section 4.11 hereof; (c) Note Collateral which may be released with the consent of Holders pursuant to Article 9 hereof; (d) all Note Collateral (except as provided in Article 8 hereof and, in particular, the funds in the trust fund described in Section 8.04 and any funds in any accounts established under Section 10.12 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof;
(e) all Note Collateral upon the payment in full of all obligations of the Authority with respect to the Notes; (f) any amounts in

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

the Cash Maintenance Account, Interest and Excess Cash Flow Account, Net Receipts Account or any other cash or Cash Equivalents held as security for the Notes may be released pursuant to the terms of this Indenture, the Cash Collateral Accounts Pledge and Security Agreement or any other relevant Collateral Document; and (g) collateral under the Leasehold Mortgage may be released in accordance with the terms of the Leasehold Mortgage. Upon receipt of such Officers'
Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

     (b) No Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this
Section 10.03 (or the applicable certificate called for by the Cash Collateral Accounts Pledge and Security Agreement).

     (c) The Trustee may release Note Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Note Collateral pursuant to the Trustee's powers, rights and duties with respect to remedies provided under any of the Collateral Documents.

     (d) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms hereof. To the extent applicable, the Authority shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Authority except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

     If, at any time there is no Manager under the Management
Agreement, the rights of the Manager to make withdrawals as set forth in this Section 10.03(e) may be made by the Authority for the purposes set forth herein.

SECTION 10.04. PROTECTION OF THE TRUST ESTATE.

     Upon prior written notice to the Authority, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Note Collateral under any of the Collateral Documents; and (ii) to enforce the obligations of the Authority, under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as may be expedient to prevent any impairment of the Note Collateral under the Collateral Documents and in the profits, rents, revenues and other income arising therefrom; including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such

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

enactment, rule or order would impair any Note Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder. Upon receipt of notice that the Authority is not in compliance with any of the requirements of the Deed of Trust, the Trustee may, but shall have no obligation to purchase, at the Authority's expense, such insurance coverage necessary to comply with the appropriate section of the mortgage.

SECTION 10.05. CERTIFICATES OF THE AUTHORITY.

     The Authority shall furnish to the Trustee, prior to each proposed release of Note Collateral pursuant to the Collateral Documents (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel in the United States, which may be rendered by internal counsel to the Authority, to the effect that, subject to customary assumptions and exclusions, such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.06. CERTIFICATES OF THE TRUSTEE.

     In the event that the Authority wishes to release Note Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.05 hereof, the Trustee shall determine whether it has received all documentation required by TIA
Section 314 (d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to
Section 10.05, shall deliver a certificate to the Trustee setting forth such determination.

SECTION 10.07. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE
               TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Authority hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).


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

SECTION 10.08. AUTHORIZATION OF RECEIPT OF FUNDS BY THE
               TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     Upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Note Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Note Collateral as set forth herein, without notice to the Authority, except as specified below, sell the Note Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Authority acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Authority agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Authority of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Any cash that is Note Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Note Collateral shall be applied (unless otherwise provided for in the Note Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to the Indenture), as the Trustee shall determine or as the Holders of the Notes shall direct pursuant to Section 6.05 hereof, (i) against the Obligations for the ratable benefit of the Holders of the Notes, (ii) to maintain, repair or otherwise protect the Note Collateral or (iii) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Obligations of the Authority under this Indenture, the Notes or the Collateral Documents shall be paid over to the Authority or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

SECTION 10.09. TERMINATION OF SECURITY INTEREST.

     Upon the payment in full of all Obligations of the Authority under this Indenture, the Notes and the Collateral Documents, or upon Legal Defeasance, the Trustee shall, at the request of the Authority, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION 10.10. COOPERATION OF TRUSTEE.

     In the event the Authority pledges or grants a security interest in additional Note Collateral, the Trustee shall cooperate with the Authority in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents

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

necessary to make effective the security interest in the Note Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Authority engages in any transaction pursuant to Section 10.03, the Trustee shall cooperate with the Authority in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Authority, including by delivering and releasing the Note Collateral in a prompt and reasonable manner.

SECTION 10.11. COLLATERAL AGENT.

     The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or which are specified in any Collateral Documents, including without limitation, the right to hold any Note Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee and any Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party to confirm the rights and obligations of the parties.

SECTION 10.12. CASH FUNDS PLEDGE.

     (a) As security for the payment of the Obligations under the Indenture, the Notes and the Collateral Documents, the Authority hereby pledges to the Trustee and grants to the Trustee for the ratable benefit of the Holders of the Notes a duly perfected first priority security interest in the Net Receipts Account, the Cash Maintenance Account, the Interest and Excess Cash Flow Account, the Replacement Reserve Account, the Event of Loss Account and the Asset Sale Account (collectively, the "Cash Collateral Accounts"), together with all amounts in, and investments of amounts in, each and every such account. The Authority also agrees not to further pledge or grant other security interests in the foregoing Note Collateral to any Person, except as otherwise provided in this Indenture and, except that the Authority may grant a security interest of second priority in the Cash Maintenance Account and funds and investments therein to the holders of the Subordinated Notes. The Authority shall establish the Cash Collateral Accounts in the name of the Trustee pursuant to the terms of the Cash Collateral Accounts Pledge and Security Agreement. The Cash Collateral Accounts shall be maintained with an Eligible Institution, which initially shall be the Trustee, and all funds therein may only be invested in cash or Cash Equivalents.

     (b) As security for the payment of the principal of, premium (if any) on, and all Fixed Interest and Cash Flow Participation Interest at any time accruing on, the Notes and the payment of all other Obligations secured by any of the Note Collateral pursuant to any of the Collateral Documents, the Authority hereby grants the Trustee, for the ratable benefit of the Holders of the Notes, a continuing first and sole security interest upon all present and future cash, from whatever source derived, whenever received, and whether or not deposited in any Cash Collateral Account or held by the Trustee;

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

provided, that so long as no Default or Event of Default has occurred and is continuing, upon written request of the Authority to the Trustee, the Trustee shall release the Lien under this paragraph (b) with respect to any cash or account as to which a Permitted Lien under clause (i),(v) or (viii) of the definition thereof is permitted.

     (c) The Authority covenants to deposit or cause to be deposited daily, in accordance with the terms of the Management
Agreement, all Gross Revenues of the Resort into the Net Receipts
Account, except for Gross Revenues with respect to which the Trustee has released its lien under Section 10.12(b).

     (d) Cash in any Cash Collateral Account may be withdrawn pursuant to the terms of the Cash Collateral Accounts Pledge and Security Agreement. The Authority further covenants to maintain each Cash Collateral Account in existence so long as any Obligations under the Notes are outstanding.

     (f) The Authority agrees to do or cause to be done all things, and to make all filings, and to enter into any agreements or instruments reasonably requested by the Eligible Financial Institution at which any Cash Collateral Account is located, to evidence and perfect the first priority security interest in favor of the Trustee for the ratable benefit of the Noteholders granted therein, the rights and interests hereunder of the Trustee, for the ratable benefit of the Holders of the Notes, in such Cash Collateral Account and to otherwise effect the intention and purposes of the parties hereunder with respect to such Cash Collateral Account.

     (g) The Authority shall establish each Cash Collateral Account in the name of the Trustee and the Trustee shall have sole dominion and control thereon and in all amounts in, and investments of amounts in, such accounts, to the full extent necessary to ensure the validity, effectiveness, perfection, priority and enforceability of the foregoing pledge and security interest in favor of the Trustee.


                           ARTICLE 11
                     COVENANTS OF THE TRIBE


SECTION 11.01. COVENANTS OF THE TRIBE.

     (a) Except with the consent of a majority in interest of the Holders of the Notes or as required by federal or state law, the Tribe shall not, and shall not permit any of its representatives, political subunits or councils, agencies, instrumentalities, to, directly or indirectly, (i) increase or impose any tax, levy or other monetary payment or reimbursement obligation on the Authority or on any patrons of the Resort or on any activity at the Resort (gaming or otherwise), other than (1) any payments due under any agreement in effect on the Issuance Date and pursuant to the terms of the agreement in effect on the Issuance Date or any such payments that are not materially adverse to the economic interests of the Holders of the Notes, (2) which the Authority has agreed to reimburse each Noteholder for the economic effect thereof, if any,
(3) which correspondingly reduces the Restricted Payments otherwise payable to the Tribe under Section 4.07 or (4) which are reasonable, nondiscriminatory charges for utilities or other governmental services supplied by the Tribe and used by the Authority in an amount not

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

to exceed the reasonable cost of such services and a reasonable allowance for administrative costs; (ii) amend the terms of the Lease in any material manner that would be adverse to the economic interests of the Holders of the Notes;
(iii) subject to paragraph (b), amend the Tribal Gaming Ordinance in effect on the Issuance Date, restrict or eliminate the exclusive right of the Authority to conduct gaming operations on behalf of the Tribe or permit any other entity to conduct gaming operations on any property owned or controlled by the Tribe, in each case, in a material manner that would be adverse to the economic interests of the Holders of the Notes; or (iv) take any other action, enter into any agreement, amend its constitution or enact any ordinance, law, rule or regulation that would prejudice or have a material adverse effect on any of the rights of the Holders of the Notes under this Indenture or the Collateral Documents. In addition, except as specifically provided in this Indenture, the Tribe shall not, and shall not permit the Authority or any of the Tribe's representatives, political subunits or councils agencies, instrumentalities to, directly or indirectly impose, levy, tax or otherwise make any charge on the Notes, the Indenture, the Collateral Documents, any payments or deposits to be made thereunder, including without limitation upon the payment of any principal, premium or interest (including Cash Flow Participation Interest) unless such levy, tax or charge is reimbursed in full to the Holders.

     (b) The Tribe covenants that any amendments made to the Tribal Gaming Ordinance will be a legitimate effort to ensure that the Authority and the Resort conduct their gaming operations in a manner that adequately protects the environment, the public health and safety, or the integrity of the Authority or the Resort. The Tribe and the Authority agree that any licensure or investigation of a holder of the Notes, in such holder's capacity as a Noteholder, shall be conducted in good faith and with a reasonable basis therefor.

     (c) Any action taken by the Tribe to comply with federal or state law that would otherwise violate paragraph (a) shall be taken only after prior written notice to the Trustee, accompanied with an Officers' Certificate and Opinion of Counsel that such action is required by federal or state law. To the extent possible under federal or state law, the Tribe shall give the Trustee at least 30 days' prior written notice of any such action.

     (d) The Tribe will not permit or incur any consensual liability of the Tribe (or of any other instrumentality or subunit of the Tribe) that is a legal obligation of the Authority, or for which the Authority's assets may be bound, other than a liability that the Authority is permitted or not prohibited from incurring on its own behalf under this Indenture.

     (e) In the event that the Tribe receives any payment from the Authority at a time when such payment is prohibited by the terms of this Indenture, such payment shall be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered, upon the written request of the Trustee or the Authority, to the Authority.

     (f) The Tribe will not, pursuant to or within the meaning of Bankruptcy Law, appoint or consent to the appointment of a Custodian of the Authority or for all or substantially all of the property of the Authority.

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

     (g) The Tribe agrees that it will not enact any Bankruptcy Law or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Trustee or the Noteholders provided for in the Indenture, the Notes or the Collateral Documents.

     (h) The Tribe agrees that it will not, and will not permit the Authority or any of the Tribe's representatives, political subunits, agencies, instrumentalities or councils to, exercise any power of eminent domain over the property that is the subject of the Leasehold Mortgage (other than any such exercise that would not materially adversely affect the economic rights and benefits of the Trustee or the Holders thereunder). Except as required by federal or state law, the Tribe will not enact any statute, law, ordinance or rule that would have a material adverse effect on the rights of the Trustee or the Holders under the Indenture, the Notes or the Collateral Documents.

     (i) Other than pursuant to execution and delivery of the Indenture and the Collateral Documents by the parties thereto, no filing, recording or other act is required under any law, rule or ordinance of the Tribe to perfect and to maintain the perfection of the first priority lien on the Note Collateral created by the Collateral Documents and this Indenture.

     (j) The Tribe hereby agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Authority or the Resort, the holders of the Notes shall be entitled to receive payment in full with respect to all principal, premium, interest and other amounts owing in respect of the Notes before any payment or any distribution to the Tribe.

     (k) The Tribe agrees that the Authority shall have sole and exclusive jurisdiction to operate any Gaming enterprise on behalf of the Tribe or any political subunit thereof.

     (l) The Tribe hereby consents, agrees and acknowledges to the creation of the Liens securing the Obligations under this Indenture, the Notes and the Collateral Documents created under this Indenture or the Collateral Documents. The Tribe agrees that all Gross Revenues of the Resort shall be deposited into the Net Receipts Account as provided in Section 10.12.

     Any action taken in violation of this Section 11.01 shall be deemed in contravention of Article XIV ("Non-impairment of Contracts") of the Constitution of the Tribe.

                           ARTICLE 12
                          MISCELLANEOUS


SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

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

SECTION 12.02. NOTICES.

     Any notice or communication by the Authority or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:


     If to the Authority:

          Mohegan Tribal Gaming Authority
          Ralph Sturges, Chief and
          Carlisle Fowler,
          Business Board Member and
          Roland Harris
          Business Board Member
          Mohegan Tribe of Indians of Connecticut
          27 Church Lane
          Uncasville, CT  06382
          Telecopy:  (203) 848-9253

          With a copy to:
          Lewis B. Rome, Esq.
          Rome, McGuigan, Hoberman, Sabanosh & Klebanoff, P.C.
          One State Street
          Hartford, Connecticut  06103-3103
          Telecopy:  (203) 724-3921

     If to the Tribe:

          Ralph Sturges, Chief and
          Carlisle Fowler,
          Business Board Member and
          Roland Harris
          Business Board Member
          Mohegan Tribe of Indians of Connecticut
          27 Church Lane
          Uncasville, CT  06382
          Telecopy:  (203) 848-0545

     With a copy to:
          Lewis B. Rome, Esq.
          Rome, McGuigan, Hoberman, Sabanosh & Klebanoff, P.C.
          One State Street
          Hartford, Connecticut  06103-3103
          Telecopy:  (203) 724-3921

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

     If to the Trustee:

          First Fidelity Bank
          10 State House Square
          Hartford, Connecticut 06103-3698
          Attention: W. Jeffrey Kramer
          Vice President, Corporate Trust

     With a copy to:

          William Shure, Esq.
          Sachs, Shure, Sklarz & Gallant, P.C.
          700 State Street
          New Haven, Connecticut 06509
          Telecopy:  (203) 777-3347

     The Authority or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Authority mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
               HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Authority, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

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

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Authority to the Trustee to take any action under this Indenture, the Authority shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, pro-vided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. DISPUTE RESOLUTION AND CONSENT TO SUIT.

     The Tribe does not consent to the enforcement, levy or other execution of any judgment for money or other damages against any assets, real or personal, of the Tribe, except that the Tribe and the Authority each do herewith consent to the enforcement and execution of any judgment, whether obtained as a result of judicial, administrative, or arbitrational proceedings, against any assets of the Authority and the assets of the Tribe to the extent of Section 11.01(k). Subject to the foregoing, the Tribe and the Authority each does herewith waive its sovereign immunity from unconsented suit, whether such

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

suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by any person with standing to maintain an action, to interpret or enforce the terms of this Indenture, the Collateral Documents or the Notes, and to enforce and execute any judgment resulting therefrom against the Authority or the assets of the Authority. Notwithstanding any other provision of law or canon of construction, the Tribe and the Authority each intends this waiver to be interpreted liberally to permit the full litigation of disputes arising under or out of this Indenture, the Collateral Documents or the Notes. Without limiting the generality of the foregoing, the Tribe and the Authority waive their immunity from unconsented suit to permit the maintenance of the following actions:

     (a) COURTS. The Tribe and the Authority each waive their immunity from unconsented suit to permit any court of competent jurisdiction to (i) enforce and interpret the terms of this Indenture, the Collateral Documents and the Notes, and award and enforce the award of damages owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings, or arbitration; (ii) determine whether any consent or approval of the Tribe or the Authority has been improperly granted or unreasonably withheld; (iii) enforce any judgment prohibiting the Tribe or the Authority from taking any action, or mandating or obligating the Tribe or the Authority to take any action, including a judgment compelling the Tribe or the Authority to submit to binding arbitration; and (iv) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. Section 1302 (or any successor statute).

     (b) ARBITRATION. The Tribe and the Authority each waive their immunity from unconsented suit to permit arbitrators, appointed and acting under the commercial arbitration rules of the American Arbitration Association, whenever and to the extent any agreement to submit a matter to arbitration is made by the Tribe or by the Authority, to (i) enforce and interpret the terms of this Indenture, the Collateral Documents and the Notes, and to award and enforce the award of any damages owing as a consequence thereof;
     (ii) determine whether any consent or approval of the Tribe or the Authority has been unreasonably withheld; and (iii) enforce any judgment prohibiting the Tribe or the Authority from taking any action, or mandating or obligating the Tribe or the Authority to take any action, including a judgment compelling the Tribe or the Authority to submit to binding arbitration.

     (c) GAMING DISPUTES COURT. Without limiting in any manner the foregoing waivers of immunity or the jurisdiction of any of the courts of the United States or any state thereof, the Tribe and the Authority hereby stipulate and agree that, immediately upon execution and delivery of this Indenture, judgment may and shall be entered by the Gaming Disputes Court:

          (i) declaring that (a) the Series A Notes are, and the Series B Notes when issued will be, the duly authorized, lawful and valid obligation of the Authority, enforceable in accordance with their terms against the Authority in the Gaming Disputes Court, (b) this Indenture and the Lease are the duly authorized, lawful and valid obligation of the Tribe and the Authority, enforceable in accordance with their terms against the Tribe and the Authority in the Gaming Disputes Court, (c) the Collateral Documents are the duly authorized, lawful and valid obligation of the Authority, enforceable in accordance with their terms against the Authority in the Gaming Disputes Court, (d) the Liens granted pursuant to Section 10.12 and upon the other Note Collateral pursuant to the Collateral Documents are valid and enforceable and, as to the funds in each of the Cash Collateral Accounts and any other Note Collateral located within the territorial jurisdiction of the Gaming Disputes Court, are duly perfected and prior Liens thereon, enforceable in accordance with the terms of the Collateral Documents (including by foreclosure as therein set forth) against the Authority, against any purchaser (including a bona fide purchaser) of such other Note Collateral and against any creditor that acquires a judicial Lien on any of the Note Collateral, and no financing statement or continuation statement is required to be filed, or Collateral Document is required to be registered, recorded or lodged, or other action is required to be taken or event is required to have occurred, in order for such Liens to be and remain so perfected and for as long as any of the Notes may remain outstanding, and (e) there shall be no limitation (either by way of a time bar on the commencement of any action or proceeding or under any equitable principles such as the doctrine of laches) on the time within which any action or proceeding to collect any claim, to foreclose any Lien or otherwise to enforce any claim, interest, Lien, right or remedy arising in favor of the Trustee or any Holder under the Notes, this Indenture, the Lease or the Collateral Documents must be commenced, and

          (ii) ordering that (a) the Trustee shall be appointed and authorized to act as the receiver of and trustee for all funds in each of the Cash Collateral Accounts and as such receiver and trustee shall have the power and authority to demand, collect, receive, hold and disburse as set forth in Section 10.03(e) hereof, and as supplemented by the Cash Collateral Accounts Pledge and Security Agreement, all funds in each of the Cash Collateral Accounts at any time and in any manner arising and by whomever held and all power and authority reasonably incidental thereto, and (b) on each day, the Authority shall cause to be delivered to the Trustee, for deposit to the Net Receipts Account, all funds required to be deposited therein, and (c) the Trustee shall release, hold or pay out such deposit as provided in Section 10.03(e) hereof, and as supplemented by the Cash Collateral Accounts Pledge and Security Agreement.

SECTION 12.08. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     Neither the Tribe nor any officer or office holder, employee, agent, representative, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under the Notes, this Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.09. GOVERNING LAW.

     THE INTERNAL LAW (EXCLUSIVE OF CONFLICT OF LAWS PRINCIPLES) OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS
INDENTURE AND THE NOTES.

SECTION 12.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Authority or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11. SUCCESSORS.

     All agreements of the Authority and the Tribe in this Indenture and the Notes, as applicable, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                 [Signatures on following page]

                                   SIGNATURES

Dated as of September 29, 1995     Mohegan Tribal Gaming Authority


                                   By: /s/ Ralph W. Sturges
                                       -------------------------------
                                   Name:  Ralph W. Sturges
                                   Title: Chair of Management Board

Attest:


/s/ Carlisle Fowler
- ------------------------------


Dated as of September 29, 1995     First Fidelity Bank


                                   By: /s/ W. Jeffrey Kramer
                                      --------------------------------
                                   Name: W. Jeffrey Kramer
                                   Title: Vice President

Attest:



/s/ Thomas J. Brett
- ------------------------------


Dated as of September 29, 1995     Mohegan Tribe of Indians of
                                   Connecticut (solely with
                                   respect to its obligations under
                                   Articles 11 and 12 and Section
                                   4.29)



                                   By: /s/ Ralph W. Sturges
                                       -------------------------------
                                   Name:  Ralph W. Sturges
                                   Title: Lifetime Chief and
                                          Chairman

Attest:



/s/ Carlisle Fowler
- ------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                   EXHIBIT A-I
                                 (Face of Note)
                    % SERIES A SENIOR SECURED NOTES due 2002

No.                                                                  $
                                                                      ----------

                         MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to
or registered assigns,
the principal sum of
Dollars on November 15, 2002.
Interest Payment Dates:  May 15, and November 15
Record Dates:  May 1, and November 1

                              Dated: September    , 1995
                                               ---

                              MOHEGAN TRIBAL GAMING AUTHORITY


                              By:
                                 ------------------------------
                              Name:
                              Title:

                              By:
                                 ------------------------------
                              Name:
                              Title:

                             (SEAL)

This is one of the
Notes referred to in the
within-mentioned Indenture:


- -----------------------------------
as Trustee

By:
   --------------------------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                      A-I-1

                                 (Back of Note)
                    % Series A Senior Secured Notes due 2002
                 ---

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

     THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.
THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE TRIBE AND THE AUTHORITY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), (2) TO THE AUTHORITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


- -------------------------
1.   This paragraph is to be included only if the Note is in global form.


                                      A-I-2

     1. INTEREST. Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Indenture, the "Authority"), promises to pay interest at the rate of __% per annum of the principal amount of this Note (the "Fixed Interest") from the Issuance Date to the date of payment of such principal amount of this Note and shall pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. Installments of Fixed Interest and Liquidated Damages shall become due and payable semi-annually in arrears on each May 15 and November 15 to the holder of record at the close of business on the preceding May 1 or November 1. Additionally, installments of accrued and unpaid Fixed Interest shall become due and payable with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Fixed Interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Fixed Interest on this Note shall be computed on the basis of a 360-day year, consisting of twelve 30- day months. Each installment of Fixed Interest shall be calculated to accrue from and including the most recent date to which Fixed Interest has been paid or provided for (or from and including the Issuance Date if no installment of Fixed Interest has been paid) to, but not including, the date of payment.

     In addition, this Note shall bear Cash Flow Participation Interest, calculated as described below, from the Commencement Date to the date of payment of this Note. Installments of accrued or deferred Cash Flow Participation Interest on this Note accrued through the Accrual Period last ended shall become due and payable semi-annually on each May 15 and November 15 after the Commencement Date to the holder of record at the close of business on the preceding May 1 or November 1, provided that no Cash Flow Participation Interest shall be payable with respect to any period prior to the earlier of the first day the Resort commences operations and October 31, 1996. Additionally, all installments of accrued or deferred Cash Flow Participation Interest shall become due and payable (and may not be further deferred) with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note.

     The Authority, at its option, may defer payment of all or a portion of any installment of Cash Flow Participation Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Cash Flow Participation Interest shall cause the Authority's Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0:1 on a pro forma basis after giving effect to the assumed payment of such Cash Flow Participation Interest but before giving effect to the payment of any interest on the Subordinated Notes which is then not payable in cash and (b) the principal of this Note corresponding to such Cash Flow Participation Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Cash Flow Participation Interest that is deferred shall become due and payable on the earlier of (i) the next succeeding interest payment date on which such Cash Flow Participation Interest is not permitted to be deferred, and
(ii) upon the maturity of the corresponding principal of this Note (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest shall accrue on any Cash Flow Participation Interest deferred and which has not yet become due and payable. To the extent permitted by law, interest shall accrue on overdue Cash Flow Participation Interest at the same rate as the Fixed Interest plus one percent per annum.

     Each installment of Cash Flow Participation Interest shall be calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Cash Flow Participation


                                      A-I-3

Interest has been paid or provided for or through which Cash Flow Participation Interest had been calculated and deferred (or from and including the Commencement Date if no installment of Cash Flow Participation Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semi-annual Period if the corresponding principal of this Note has not become due and payable or (b) the date of payment if the corresponding principal of this Note has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, Cash Flow Participation Interest shall accrue daily on the principal of this Note outstanding during such period as follows (except with respect to the Initial Period): (i) for each day during each month that ends during such Accrual Period and which month ends at least 25 days prior to the date of payment, an amount equal to 1/30 of the Monthly Cash Flow Participation Interest on this Note for such month until all of such Monthly Cash Flow Participation Interest has been accrued (and all of such month's Monthly Cash Flow Participation Interest on this Note shall be accrued by the last day of such month) and (ii) for any day in any remaining period, 1/30 of the prior month's Monthly Base Cash Flow Participation Interest on this Note; provided, however, that additional Cash Flow Participation Interest will cease accruing on any outstanding principal of this Note until the next succeeding September 30, if on any day, the Cash Flow Participation Interest on such principal amount of this Note accrued since the immediately preceding September 30 (excluding any deferred Cash Flow Participation Interest accrued prior to such September 30) exceeds the product of $________ million times such principal amount of this Note divided by $175,000,000. With respect to any principal amount of this Note during the Initial Period, Cash Flow Participation Interest shall accrue daily in the amount of 1/180 of the Cash Flow Participation Interest for such principal in the next succeeding Semi-annual Period.

     Any reference in this Note to "accrued and unpaid interest" includes the amount of unpaid Cash Flow Participation Interest due and payable.

     "COMMENCEMENT DATE" means the earlier of (i) October 31, 1996 and (ii) the first day that the Resort becomes Operating.

     "CASH FLOW" shall have the meaning set forth in the Indenture.

     "CASH FLOW PARTICIPATION INTEREST" means as of any payment date, the Cash Flow Participation Interest on this Note accrued through the Accrual Period last ended (including any Accrual Period that ends on such payment date) and any Cash Flow Participation Interest previously accrued and the payment of which has been permitted to be deferred.

     "FIXED CHARGE COVERAGE RATIO" shall have the meaning set forth in the Indenture.

     "INITIAL PERIOD" means the period, if any, beginning on the Commencement Date and ending on the day prior to the first day that the Resort becomes Operating.

     "MONTHLY CASH FLOW PARTICIPATION INTEREST" means, with respect to any month and any principal amount of this Note, the product of ___% of the Authority's Cash Flow for such month times a fraction, the numerator of which is the principal amount outstanding on this Note and the denominator of which is $175,000,000.

     "SEMI-ANNUAL PERIOD" means each period that begins on April 1 and ends on the next succeeding September 30, or each period that begins on October 1 and ends on the next succeeding March 31.

     2. METHOD OF PAYMENT. The Authority shall pay interest (including Cash Flow Participation Interest, if any) on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next


                                      A-I-4
preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section 2.12 of the Indenture with respect to defaulted interest or as provided with respect to Notes called for redemption after such record and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Notes shall be payable as to principal, premium, if any, interest (including Cash Flow Participation Interest, if any) and Liquidated Damages at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest (including Cash Flow Participation Interest, if any) and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, First Fidelity Bank (including any successor appointed under the Indenture, the "Trustee"), the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act in any such capacity.

     4. INDENTURE AND COLLATERAL DOCUMENTS. The Authority issued the Notes under an Indenture dated as of September __, 1995 (as it may be amended from time to time, the "Indenture") among the Authority, the Tribe, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Issuance Date. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Authority limited to $175 million in aggregate principal amount. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured by certain collateral pursuant to the Collateral Documents referred to in the Indenture and which may be released pursuant to the terms thereof.

     5.  OPTIONAL REDEMPTION.

     Except as set forth below, the Authority shall not have the option to redeem the Notes prior to November 15, 1999. From and after November 15, 1999, the Authority shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Cash Flow Participation Interest and Liquidated Damages, if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:


YEAR                                                   PERCENTAGE
- ----                                                   ----------

1999  . . . . . . . . . . . . . . . . . . . . . . . .
2000  . . . . . . . . . . . . . . . . . . . . . . . .
2001  . . . . . . . . . . . . . . . . . . . . . . . .

     Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified


                                      A-I-5
or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest (including Cash Flow Participation Interest and Liquidated Damages), if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

     6.  MANDATORY REDEMPTION.

     The Authority shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.  REPURCHASE AT OPTION OF HOLDER.

     Under certain circumstances, as provided in the Indenture, the Authority may be required to purchase all or a portion of the Notes. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Authority prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest (including Cash Flow Participation Interest or Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving


                                      A-I-6
payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent, nor the Authority shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Collateral Documents or the Management Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article Five or Article 10 of the Indenture, to provide for the assumption of the Authority's obligations to Holders of the Notes in case of a merger or consolidation pursuant to Article Five or Article 10 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents.

     12. DEFAULTS AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture as it may be amended from time to time): (i) default in payment of interest (including Cash Flow Participation Interest or Liquidated Damages, if any) when due and payable on any Note for 30 days; (ii) default in payment of principal of or premium, if any on any Note when due; (iii) failure by the Authority to comply with Section 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18, 4.28 or 5.01 of the
Indenture; (iv) failure by the Authority or the Tribe for 60 days after written notice to it to comply with any of its other agreements in the Indenture, the Notes, or the Collateral Documents; (v) any default occurs under the Lease or any Collateral Document or the Lease ceases to be in full force and effect that continues beyond any applicable due period; (vi) payment defaults under and the acceleration prior to express maturity of certain other indebtedness which aggregates $7.5 million or more; (vii) certain final judgments that remain unpaid, undischarged and unstayed if the aggregate of all such undischarged judgements exceeds $7.5 million; (viii) breach of representation or warranty in, or in the repudiation with respect to the Lease or any of the Collateral Documents; (ix) certain events of bankruptcy or insolvency; (x) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort; (xi) cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss) after the Resort becomes Operating; (xii) cessation of gaming operations for a period of more than 180 consecutive days as a result of a casualty loss except if the Authority is diligently pursuing reconstruction and opening of the Resort and such reconstruction and operating can be accomplished with the funds available to the Authority. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest (including all Cash Flow Participation Interest accrued or deferred and Liquidated Damages) and any other monetary obligations on all of the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest (including Cash Flow Participation Interest, if any)) if it


                                      A-I-7
determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any officer or office holder, employee, agent, representative, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under this Note, the Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Collateral Documents.

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Authority shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or any of the Collateral Documents. Requests may be made to:

                         Mohegan Tribal Gaming Authority
                                 27 Church Lane
                          Uncasville, Connecticut 06382
                  Attention: Roland Harris and Carlisle Fowler,
                 Business Board Members, and Chief Ralph Sturges


                                      A-I-8

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

- --------------------------------------------------------------------------------
          (Insert assignee's soc. sec. or tax I.D. no.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Date:
     -----------
                              Your Signature:
                                             -----------------------------------
                                  (Sign exactly as your name appears on the face
                                   of this Note)


Signature Guarantee.


                                      A-I-9

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Authority pursuant to Section 4.10, 4.11, 4.16 or 4.28 of the Indenture, check the box below:

/ / Section 4.10         / / Section 4.11         / / Section 4.16

                  / / Section 4.28

     If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.10, Section 4.11, Section 4.16 or Section 4.28 of the Indenture, state the amount you elect to have purchased: $___________


Date:                              Your Signature:
     -----------                                  ------------------------------
                                                      (Sign exactly as your name
                                                       appears on the Note)

                                   Tax Identification No.:
                                                          ------------

Signature Guarantee.


                                     A-I-10

                                 EXHIBIT A-II-1
                                 (Face of Note)
                    % SERIES B SENIOR SECURED NOTES due 2002
                 ---
No.                                                                  $__________
                         MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to
or registered assigns,
the principal sum of
Dollars on November 15, 2002.
Interest Payment Dates:  May 15, and November 15
Record Dates:  May 1, and November 1

                                   Dated: September __, 1995

                                   MOHEGAN TRIBAL GAMING AUTHORITY


                                   By:
                                      ----------------------------------
                                   Name:
                                   Title:


                                   By:
                                      ----------------------------------
                                   Name:
                                   Title:

                                        (SEAL)

This is one of the
Notes referred to in the
within-mentioned Indenture:


- --------------------------------------
as Trustee

By:
   -----------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                     A-II-1

                                 (Back of Note)
                    % Series B Senior Secured Notes due 2002
                 ---

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Indenture, the "Authority"), promises to pay interest at the rate of ____% per annum of the principal amount of this Note (the "Fixed Interest") from the Issuance Date to the date of payment of such principal amount of this Note. Installments of Fixed Interest shall become due and payable semi-annually in arrears on each May 15 and November 15 to the holder of record at the close of business on the preceding May 1 or November 1. Additionally, installments of accrued and unpaid Fixed Interest shall become due and payable with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Fixed Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Fixed Interest on this Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Fixed Interest shall be calculated to accrue from and including the most recent date to which Fixed Interest has been paid or provided for (or from and including the Issuance Date if no installment of Fixed Interest has been paid) to, but not including, the date of payment.

     In addition, this Note shall bear Cash Flow Participation Interest, calculated as described below, from the Commencement Date to the date of payment of this Note. Installments of accrued or deferred Cash Flow Participation Interest on this Note accrued through the Accrual Period last ended shall become due and payable semi-annually on each May 15 and November 15 after the Commencement Date to the holder of record at the close of business on the preceding May 1 or November 1, provided that no Cash Flow Participation Interest shall be payable with respect to any period prior to the earlier of the first day the Resort commences operations and October 31, 1996. Additionally, all installments of accrued or deferred Cash Flow Participation Interest shall become due and payable (and may not be further deferred) with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note.


- -------------------------
(1)   This paragraph is to be included only if the Note is in global form.


                                     A-II-2

     The Authority, at its option, may defer payment of all or a portion of any installment of Cash Flow Participation Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Cash Flow Participation Interest shall cause the Authority's Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0:1 on a pro forma basis after giving effect to the assumed payment of such Cash Flow Participation Interest but before giving effect to the payment of any interest on the Subordinated Notes which is then not payable in cash and (b) the principal of this Note corresponding to such Cash Flow Participation Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Cash Flow Participation Interest that is deferred shall become due and payable on the earlier of (i) the next succeeding interest payment date on which such Cash Flow Participation Interest is not permitted to be deferred, and
(ii) upon the maturity of the corresponding principal of this Note (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest shall accrue on any Cash Flow Participation Interest deferred and which has not yet become due and payable. To the extent permitted by law, interest shall accrue on overdue Cash Flow Participation Interest at the same rate as the Fixed Interest plus one percent per annum.

     Each installment of Cash Flow Participation Interest shall be calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Cash Flow Participation Interest has been paid or provided for or through which Cash Flow Participation Interest had been calculated and deferred (or from and including the Commencement Date if no installment of Cash Flow Participation Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semi-annual Period if the corresponding principal of this Note has not become due and payable or (b) the date of payment if the corresponding principal of this Note has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, Cash Flow Participation Interest shall accrue daily on the principal of this Note outstanding during such period as follows (except with respect to the Initial Period): (i) for each day during each month that ends during such Accrual Period and which month ends at least 25 days prior to the date of payment, an amount equal to 1/30 of the Monthly Cash Flow Participation Interest on this Note for such month until all of such Monthly Cash Flow Participation Interest has been accrued (and all of such month's Monthly Cash Flow Participation Interest on this Note shall be accrued by the last day of such month) and (ii) for any day in any remaining period, 1/30 of the prior month's Monthly Base Cash Flow Participation Interest on this Note; provided, however, that additional Cash Flow Participation Interest will cease accruing on any outstanding principal of this Note until the next succeeding September 30, if on any day, the Cash Flow Participation Interest on such principal amount of this Note accrued since the immediately preceding September 30 (excluding any deferred Cash Flow Participation Interest accrued prior to such September 30) exceeds the product of $________ million times such principal amount of this Note divided by $175,000,000. With respect to any principal amount of this Note during the Initial Period, the Cash Flow Participation Interest shall accrue daily in the amount of 1/180 of the Cash Flow Participation Interest for such principal in the next succeeding Semi-annual Period.

     Any reference in this Note to "accrued and unpaid interest" includes the amount of unpaid Cash Flow Participation Interest due and payable.

     "COMMENCEMENT DATE" means the earlier of (i) October 31, 1996 and (ii) the first day that the Resort becomes Operating.

     "CASH FLOW" shall have the meaning set forth in the Indenture.

     "CASH FLOW PARTICIPATION INTEREST" means, as of any payment date, Cash Flow Participation Interest on this Note accrued through the Accrual Period last ended (including any


                                     A-II-3

Accrual Period that ends on such payment date) and any Cash Flow Participation Interest previously accrued and the payment of which has been permitted to be deferred.

     "FIXED CHARGE COVERAGE RATIO" shall have the meaning set forth in the Indenture.

     "INITIAL PERIOD" means the period, if any, beginning on the Commencement Date and ending on the day prior to the first day that the Resort becomes Operating.

     "MONTHLY CASH FLOW PARTICIPATION INTEREST" means, with respect to any month and any principal amount of this Note, the product of ___% of the Authority's Cash Flow for such month times a fraction, the numerator of which is the principal amount outstanding on this Note and the denominator of which is $175,000,000.

     "SEMI-ANNUAL PERIOD" means each period that begins on April 1 and ends on the next succeeding September 30, or each period that begins on October 1 and ends on the next succeeding March 31.

     2. METHOD OF PAYMENT. The Authority shall pay interest (including Cash Flow Participation Interest, if any) on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on April 30 or September 30 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in
Section 2.12 of the Indenture with respect to defaulted interest or as provided with respect to Notes called for redemption after such record and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Notes shall be payable as to principal, premium, if any, interest (including Cash Flow Participation Interest, if any) and Liquidated Damages at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest (including Cash Flow Participation Interest, if any) and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, First Fidelity Bank (including any successor appointed under the Indenture, the "Trustee"), the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act in any such capacity.

     4. INDENTURE AND COLLATERAL DOCUMENTS. The Authority issued the Notes under an Indenture dated as of September __, 1995 (as it may be amended from time to time, the "Indenture") among the Authority, the Tribe, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Issuance Date. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Authority limited to $175 million in aggregate principal amount. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured by certain collateral pursuant to the Collateral Documents referred to in the Indenture and which may be released pursuant to the terms thereof.


                                     A-II-4

     5.  OPTIONAL REDEMPTION.

     Except as set forth below, the Authority shall not have the option to redeem the Notes prior to November 15, 1999. From and after November 15, 1999, the Authority shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Cash Flow Participation Interest, if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:


YEAR                                              PERCENTAGE
- ----                                              ----------

1999  . . . . . . . . . . . . . . . . . . . . . .
2000  . . . . . . . . . . . . . . . . . . . . . .
2001  . . . . . . . . . . . . . . . . . . . . . .


     Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest (including Cash Flow Participation Interest), if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

     6.  MANDATORY REDEMPTION.

     The Authority shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.  REPURCHASE AT OPTION OF HOLDER.

     Under certain circumstances, as provided in the Indenture, the Authority may be required to purchase all or a portion of the Notes. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Authority prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.


                                     A-II-5

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest (including Cash Flow Participation Interest, if any) ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest (including Cash Flow Participation Interest, if any) on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent, nor the Authority shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Collateral Documents or the Management Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article Five or Article 10 of the Indenture, to provide for the assumption of the Authority's obligations to Holders of the Notes in case of a merger or consolidation pursuant to Article Five or Article 10 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents.

     12. DEFAULTS AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture as it may be amended from time to time): (i) default in payment of interest (including Cash Flow Participation Interest, if any) when due and payable on any Note for 30 days; (ii) default in payment of principal of or premium, if any on any Note when due; (iii) failure by the Authority to comply with Section 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18, 4.28 or 5.01 of the Indenture; (iv) failure by the
Authority or the Tribe for 60 days after written notice to it to comply with any of its other agreements in the Indenture, the Notes, or the Collateral Documents; (v) any default occurs under the Lease or any Collateral Document that continues beyond any applicable cure period or the Lease ceases to be in full force and effect; (vi) payment defaults under and the acceleration prior to express maturity of certain other indebtedness which aggregates $7.5 million or more; (vii) certain final judgments that remain unpaid, undischarged and unstayed if the aggregate of all such undischarged judgements exceeds


                                     A-II-6

$7.5 million; (viii) breach of representation or warranty in, or the repudiation with respect to, the Lease or any of the Collateral Documents; (ix) certain events of bankruptcy or insolvency; (x) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort; (xi) cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss) after the Resort becomes Operating; (xii) cessation of gaming operations for a period of more than 180 consecutive days as a result of a casualty loss except if the Authority is diligently pursuing reconstruction and opening of the Resort and such reconstruction and opening can be accomplished with the funds available to the Authority. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest (including all Cash Flow Participation Interest accrued or deferred) and any other monetary obligations on all of the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest (including Cash Flow Participation Interest, if any)) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Cash Flow Participation Interest, if any) on, or the principal of, the Notes. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any officer or office holder, employee, agent, representative, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under this Note, the Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Collateral Documents.


                                     A-II-7

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Authority shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or any of the Collateral Documents. Requests may be made to:

                         Mohegan Tribal Gaming Authority
                                 27 Church Lane
                          Uncasville, Connecticut 06382
                  Attention: Roland Harris and Carlisle Fowler,
                 Business Board Members, and Chief Ralph Sturges


                                     A-II-8

                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

- --------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------

Date:
     ----------
                                   Your Signature:
                                                  ------------------------------
                                  (Sign exactly as your name appears on the face
                                   of this Note)


Signature Guarantee.


                                     A-II-9

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Authority pursuant to Section 4.10, 4.11, 4.16 or 4.28 of the Indenture, check the box below:

/ / Section 4.10         / / Section 4.11         / / Section 4.16

                  / / Section 4.28

     If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.10, Section 4.11, Section 4.16 or Section 4.28 of the Indenture, state the amount you elect to have purchased: $___________


Date:                         Your Signature:
     ----------                              -----------------------------------
                                              (Sign exactly as your name appears
                                               on the Note)

                              Tax Identification No.:
                                                     ------------

Signature Guarantee.


                                     A-II-10

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                    EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF DEBENTURES


Re:  __% Senior Secured Notes due 2002 of Mohegan Tribal Gaming Authority.

     This Certificate relates to $____ principal amount of Notes held in book-entry or *________ definitive form by ____________________ (the
"Transferor").

The Transferor*:

 / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

 / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

 / / Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

 / / Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(A) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)



- -------------------------
*  Check applicable box.


                                       B-1